Registration Statement No. 333-198945
Filed Pursuant to Rule 424(b)(3)

Dated November 25, 2014

Prospectus

 GEOTRAQ, INC.

10,000,000 shares of common stock

GeoTraq Inc. ("GeoTraq ") is offering up to 10,000,000 shares of common stock on a self-underwritten basis (the "Offering").  The offering price is $0.10 per share (the "Offering Price") and the maximum amount to be raised is $1,000,000.  There will be no underwriter or broker/dealer involved in the transaction and there will be no commissions paid to any individuals from the proceeds of this sale.

We are a "shell company" within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations.  Because we are a shell company, the Rule 144 safe harbor is not available for the resale of any restricted securities issued by us in any subsequent unregistered offering.  This will likely make it more difficult for us to attract additional capital through subsequent unregistered offerings because purchasers of securities in such unregistered offerings will not be able to resell their securities in reliance on Rule 144, a safe harbor on which holders of restricted securities usually rely to resell securities.

The Offering by GeoTraq is being conducted on a best efforts basis.  There is no minimum number of shares required to be sold by GeoTraq.  All proceeds from the sale of these shares will be delivered directly to GeoTraq and will not be deposited in any escrow account.  If the entire 10,000,000 shares of common stock are sold, GeoTraq will receive gross proceeds of $1,000,000 before expenses of approximately $12,000.  GeoTraq plans to complete or terminate this Offering by August 31, 2015.  No assurance can be given on the number of shares GeoTraq will sell or even if GeoTraq will be able to sell any shares.

Since there is no minimum number of shares required to be sold by GeoTraq the company may receive no proceeds or very minimal proceeds from the offering.  Should this occur, GeoTraq will not have enough working capital to continue as a going concern and potential investors may end up holding shares in a company with no operations or no market for its shares.

Use of Proceeds: The following table indicates the use of proceeds based on the percentage of the financing that is successfully sold.

	Sale of 100%	Sale of 75%	Sale of 50%	Sale of 25%
Gross Proceeds	$1,000,000	$750,000	$500,000	$250,000
Number of Shares Sold	10,000,000	7,500,000	5,000,000	2,500,000

Less expenses of offering:	$8,000	$8,000	$8,000	$8,000

Net Proceeds	$992,000	$742,000	$492,000	$242,000

Use of net proceeds
Product Development	$600,000	$600,000	$480,000	$230,000
Payment of Accounts Payable	$7,750	$7,750	$7,750	$7,750
Working Capital	$384,250	$134,250	$4,250	$4,250

In connection with the Company's selling efforts in the offering, the officers will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), but rather will rely upon the "safe harbor" provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer's securities. None of the officers is subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act.  Rule 3a4-1 sets forth those conditions under which persons associated with an issuer may participate in the Offering of the issuer's securities and not be deemed to be a broker/dealer.  The conditions are that:

1.  The person is not statutory disqualified, as that term is defined in Section 3(a)(39) of the Exchange Act, at the time of his participation;
2.  The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;
3.  The person is not at the time of their participation, an associated person of a broker/dealer;
4.  The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the Offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) does not participate in selling and Offering of securities for any issuer more than once every 12 months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

This investment involves a high degree of risk.  See "Risk Factors" beginning on page 7 for a discussion of certain risk factors and uncertainties you should carefully consider before making a decision to purchase any shares of GeoTraq's common stock.

 _____________________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

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You should rely only on the information contained in this prospectus. GeoTraq has not authorized anyone to provide you with information different from that contained in this prospectus.  GeoTraq and the selling stockholders are offering to sell shares of GeoTraq's common stock and seeking offers to buy shares of GeoTraq's common stock only in jurisdictions where such offers and sales are permitted.  You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus.  GeoTraq's business, financial condition, results of operations and prospects may have changed since that date.

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Prospectus Summary

The following summary is a shortened version of more detailed information, exhibits and financial statements appearing elsewhere in this prospectus.  Prospective investors are urged to read this prospectus in its entirety.

GeoTraq is a development stage company engaged in the development, manufacture and sale of cellular transceiver modules (the "Technology"), also known as Cell-ID modules, and the associated services required to support Cell-ID enabled products.  The Technology provides solutions for the tracking, asset recovery and location based industries.  The focus of the research and development of the Technology has been on developing a unique cellular transceiver specifically enabled by Cell-ID with all its inherent advantages over GPS and RFID to provide solutions for the tracking, asset recovery and location based industries.

Because we are a shell company, the Rule 144 safe harbor is not available for the resale of any restricted securities issued by us in any subsequent unregistered offering.  This will likely make it more difficult for us to attract additional capital through subsequent unregistered offerings because purchasers of securities in such unregistered offerings will not be able to resell their securities in reliance on Rule 144, a safe harbor on which holders of restricted securities usually rely to resell securities.

During the next 12 months, GeoTraq will be engaged in Phase 1 of its business plan which entails product development, certification and manufacturing of its core product, the Cell-ID module. GeoTraq has recently entered into an agreement with a third party developer to design the hardware prototype and demonstration platform. The estimated time to completion is ten weeks for an Alpha device and ten more weeks for ten working Beta modules.  The module, firmware and platform development process is expected to cost $60,000 followed by 30 days of testing, certification and licensing for another $125,000.  Multiple manufacturing options have been identified by both GeoTraq and the developer and discussions have taken place with GSM carriers, gateway services and network operators to support the product and service.

GeoTraq plans to initially sell the Cell-ID module for $16 each and will charge between $1.00 - $10.00 per month for service and $0.10 - $10.00 per look-up request depending on the customer's application. The modules will be sold through distributors and system integrators who will work with OEMs and the end customers to provision additional components and create the final form factor of the device.  The end customers are corporations looking for a more cost effective way to track and monitor the location of expensive items for inventory or logistics and retrieve them if lost or stolen.  Potential customers range from construction companies to equipment rental companies to medical device companies and any company that wants to monitor shipments and deliveries.

GeoTraq also plans to start Phase 2 of its business plan which will include an aggressive marketing campaign designed to increase awareness of its Technology and its many applications.  In Phase 2, GeoTraq plans to (1) hire personnel for sales, marketing and customer service, (2) create a marketing strategy for the Technology and its products, and (3) implement its marketing strategy on its target market.

GeoTraq has budgeted approximately $600,000 for Phase 1 and expects it to take six months to complete with completion expected within the first three months of 2015.

The accompanying financial statements have been prepared assuming GeoTraq will continue as a going concern.  As discussed in Note 1 to the financial statements, GeoTraq has not generated any cash flow from operations and has accumulated losses since inception.  These factors raise substantial doubt about GeoTraq's ability to continue as a going concern.  GeoTraq is in the development stage of its business and to date has no product and has not generated any revenue from sales. In a development stage company, management devotes most of its activities to the research and development of its products.  The financial statements have been prepared on a going concern basis, which implies that GeoTraq will continue to realize its assets and discharge its liabilities in the normal course of business. GeoTraq is unlikely to pay dividends or generate significant earnings in the immediate or foreseeable future.  There is no guarantee that GeoTraq will be able to raise any equity financing or generate profitable operations. As of July 31, 2014, GeoTraq has accumulated losses of $1,439,198 since inception.  These factors raise substantial doubt regarding GeoTraq's ability to continue as a going concern.

Management's decision to raise additional capital via another equity offering was based on the amount of money needed to take advantage of the market potential and the expensive cost of capital from the private sector.  Bank loans were not an option since the company does not have any revenue and private equity deals would be extremely dilutive.  The added expenses of $4,000 a year for auditing, $4,000 a year for reporting and $8,000 for this filing was much more cost effective than the alternatives.  In addition, being an up to date reporting company adds shareholder value.

To date GeoTraq has raised $519,309 via equity offerings and shares for debt settlements completed between July 13,2005 (date of inception) and July 31, 2014.  The following table summarizes the date of offering, the price per share paid, the number of shares sold, and the amount raised for these offerings.

Closing Date of Offering	Price Per Share Paid	Number of Shares Sold	Amount Raised
14 July 2006	$0.001	3,000,000	$3,000
14 July 2006	$0.0056	4,250,000	$23,800
29 October 2008	$0.50	40,000	$20,000
19 November 2009 (1)	$0.01	1,900,900	$19,009
16 November 2010 (1)	$0.05	5,120,000	$256,000
16 November 2010 (1)	$0.11	181,818	$20,000
16 November 2010 (1)	$0.08	250,000	$20,000
16 November 2010 (1)	$0.07	357,143	$25,000
16 November 2010 (1)	$0.06	166,667	$10,000
11 March 2011	$0.12	1,000,000	$120,000
1 March 2014	$0.0001	25,000,000	$2,500

(1) Shares issued for settlement of debt owed on various convertible promissory notes.

Since there is no minimum number of shares required to be sold by GeoTraq the company may receive no proceeds or very minimal proceeds from the offering.  Should this occur, GeoTraq will not have enough working capital to continue as a going concern and potential investors may end up holding shares in a company with no operations or no market for its shares.

Management has every intention to increase shareholder value through the development, manufacture and sales of its products.  Neither the company, officers, directors nor affiliates intend for the company to be used as a conduit for a private company to become a public reporting company.

Name, Address, and Telephone Number of Registrant

GeoTraq Inc.

1200 Westlake Ave. N. #607

Seattle, Washington

98109

Tel:  206-283-1400

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The Offering

The following is a brief summary of this Offering.

Securities being offered to new and current investors:	Up to a maximum of 10,000,000 shares of common stock with no minimum purchase.
Offering Price:	$0.10 per share
Offering period:	The shares are being offered until August 31, 2015.
Net proceeds to GeoTraq (assuming that all shares are sold):	Up to a maximum of $1,000,000
Use of proceeds:	To fund product development and marketing of its Cell-ID technology, pay accounts payable, pay for offering expenses, and fund ongoing operations.
Number of shares outstanding before the Offering:	58,516,528
Number of shares outstanding after the Offering (assuming that all shares are sold):	68,516,528

Summary Financial Information

The tables and information below are derived from GeoTraq's audited financial statements for the years-ended July 31, 2014, and 2013.  GeoTraq had working capital of $83,189 as at July 31, 2014, and a working capital deficit of $32,562 as at July 31, 2013.

Financial Summary	July 31, 2014 (audited) $	July 31, 2013 (audited) $
Cash	87,389	210
Total Assets	90,939	2,610
Total Liabilities	491,972	95,142
Total Stockholder's Deficit	(401,033)	(92,532)

Statement of Operations	Accumulated From July 13, 2005 (Date of Inception) to July 31, 2014 $	For the Year Ended July 31, 2014 $	For the Year Ended July 31, 2013 $
Revenue	-	-	-
Net Loss	(1,439,198)	(311,001)	(86,685)
Net Loss per Share		(0.01)	(0.00)

The book value per share of GeoTraq's outstanding common stock is $(0.0069) as at July 31, 2014.

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Risk Factors

An investment in the common stock of GeoTraq involves a number of very significant risks.  You should carefully consider the following known material risks and uncertainties in addition to other information in this prospectus in evaluating GeoTraq and its business before purchasing shares of GeoTraq‘s common stock.  GeoTraq's business, operating results and financial condition could be seriously harmed due to any of the following known material risks.  Additional risks not presently known to GeoTraq may also impair its business operations.  You could lose all or part of your investment due to any of these risks.

Risks associated with GeoTraq's business:

1.

GeoTraq has incurred significant operating losses since inception and expects the losses will continue into the future.  If the losses continue GeoTraq will have to suspend operations or cease operations.

GeoTraq has no operating history upon which an evaluation of its future success or failure can be made.  GeoTraq has incurred significant operating losses since inception and has limited financial resources to support it until such time that it is able to generate positive cash flow from operations.  GeoTraq's net loss from inception to July 31, 2014 was $1,439,198.   See "Management Discussion and Analysis" on  page 38 for more details.

GeoTraq's ability to achieve and maintain profitability and positive cash flow is dependent upon its ability to (1) develop its technology, and (2) generate revenues from its planned business operations.   Based upon current plans, GeoTraq expects to incur operating losses in future periods.  This will happen because there are expenses associated with the research and development of any technology to be identified and acquired in the future.  GeoTraq cannot guarantee that it will be successful in generating revenues in the future.   Failure to generate revenues may cause GeoTraq to suspend or cease operations.

2.	GeoTraq may not be able to continue as a going concern.

GeoTraq's independent auditors' report on its financial statements as of July 31, 2014 includes an explanatory paragraph expressing substantial doubt about GeoTraq's ability to continue as a going concern.  As a result of this going concern modification in GeoTraq's auditor's report on its financial statements, GeoTraq may have a difficult time obtaining significant additional financing.  If GeoTraq is unable to secure significant additional financing, GeoTraq may be obligated to seek protection under the bankruptcy laws and its stockholders may lose their investment.  For additional explanation regarding management's plans see Footnote #1 to the audited financial statements attached to this registration statement.

3.	GeoTraq does not have sufficient funds to complete each phase of its proposed plan of operation and as a result may have to suspend operations.

Each of the phases of GeoTraq's plan of operation is limited and restricted by the amount of working capital that GeoTraq has and is able to raise from financings and generate from business operations.  GeoTraq currently does not have sufficient funds to complete each phase of its proposed plan of operation and management expects that GeoTraq will not satisfy its cash requirements for the next 12 months.  As a result, GeoTraq may have to suspend or cease its operations on one or more phases of its proposed plan of operation.  As of July 31, 2014, GeoTraq had $87,389 in cash.

Until GeoTraq is able to generate any consistent and significant revenue it will be required to raise the required funds by way of equity or debt financing.  GeoTraq intends to finance its plan of operation with private loans and equity financing initially and then with revenues generated from its business operations.  If GeoTraq cannot raise the funds necessary to proceed it may have to suspend operations until it has sufficient capital.

4.

GeoTraq will outsource the research and development of its technology, and GeoTraq will be dependent upon those developers to develop GeoTraq's products in a timely and cost-efficient manner while maintaining a minimum level of quality.

Because GeoTraq will rely on independent developers to develop its technology, GeoTraq's sales and profitability may be adversely affected if those independent developers fail to meet pricing, product quality and timeliness requirements.  GeoTraq has recently entered into an agreement with a third party developer to design the hardware prototype and demo platform.

GeoTraq is looking for opportunities to provide essential business services in a more cost-effective manner.  In some cases, this will require the outsourcing of functions or parts of functions that can be performed more effectively by external service providers.  These include certain research and development functions.  While management will conduct the appropriate due diligence before entering into any agreement with any outsourcing entities, the failure of one or more entities to provide the expected services, provide them on a timely basis, or to provide them at the prices management expects or requires may have a material adverse effect on GeoTraq's results of operations or financial condition.

5.	GeoTraq's success depends on sales and adoption of its Technology for asset tracking and theft recovery.

GeoTraq's revenue will be derived from module sales and recurring fees that GeoTraq receives from resellers that support end users who purchase and activate a Cell-ID product using the company's Technology. Depending on the products created by companies that use our Cell-ID module, GeoTraq will receive recurring revenue based on the number of activations and ongoing monthly service.  GeoTraq's short term success depends heavily on achieving significantly increased customer adoption of its Technology either through stand alone or integrated products. GeoTraq's success also depends on achieving widespread deployment of the Technology by attracting and retaining additional manufacturing partners.  The use of the Technology will depend on the pricing, quality and features of the Cell-ID module to be integrated into location based products which may vary by market, as well as the level of subscriber turnover experienced by cellular subscriptions.  If subscriber turnover increases more than management anticipates, GeoTraq's financial results could be adversely affected.

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6.

Cellular service providers on which GeoTraq's Technology is dependent may change the terms by which the Technology is used on their networks, which could result in lower revenue and adverse effects on our business.

If the cellular service providers on which GeoTraq's Technology is to be used changes the terms of use or eliminates the ability to use products that incorporate GeoTraq's Technology, GeoTraq could lose customers as they would no longer be able to use GeoTraq's Technology in their products.  In addition, GeoTraq could be required to change its fee structure to retain customers, which could negatively affect GeoTraq's gross margins.  The cellular service providers may also decide to raise prices, impose usage caps or fees, or discontinue certain application bundles, which could adversely affect end users who use GeoTraq's Technology.  If imposed, these pricing changes or usage restrictions could make GeoTraq's Technology less attractive and could result in current end users abandoning GeoTraq's Technology.  If end user turnover increased, the number of GeoTraq's end users and GeoTraq's revenue would decrease and its business would be harmed.

7.	GeoTraq's ability to increase or maintain its customer base and revenue will be impaired if cellular service providers do not allow GeoTraq Technology access to their networks.

GeoTraq's Technology requires cellular service to operate.  The products produced by manufactures will require end users to maintain service with cellular service providers.   If cellular service providers do not permit end users to purchase the cellular connectivity the product requires, GeoTraq may have difficulty attracting manufacturing customers because of the lack of, or difficulty in purchasing and provisioning a service plan.  If the end user is unable to provide seamless provisioning or the carrier cancels their subscriptions, GeoTraq's business may be harmed.

8.	GeoTraq may not be able to enhance its Technology to keep pace with technological and market developments, or develop new technology in a timely manner or at competitive prices.

The market for location based products and services is emerging and is characterized by rapid technological change, evolving industry standards, frequent new product introductions and short product life cycles.  To keep pace with technological developments, satisfy increasing customer requirements and achieve product acceptance, GeoTraq's future success depends upon its ability to enhance its current Technology and to continue to develop and introduce new technology and enhanced performance features and functionality on a timely basis at competitive prices.  GeoTraq's inability, for technological or other reasons, to enhance, develop, introduce or deliver compelling technology in a timely manner, or at all, in response to changing market conditions, technologies or consumer expectations could have a material adverse effect on GeoTraq's operating results or could result in its Technology becoming obsolete.  GeoTraq's ability to compete successfully will depend in large measure on its ability to maintain a technically skilled development and engineering team and to adapt to technological changes and advances in the industry, including providing for the continued compatibility of its Technology with evolving industry standards and protocols and competitive network operating environments.  Development and delivery schedules for newly developed technology are difficult to predict.  GeoTraq in the past, and may in the future, failed to deliver new versions of its Technology in a timely fashion.  If new releases of GeoTraq's Technology are delayed or not integrated into products upon their initial commercial release, the manufactures may curtail their efforts to market and promote GeoTraq's Technology and may switch to competing products or services, any of which would result in a delay or loss of revenue and could harm GeoTraq's business.  In addition, GeoTraq cannot provide any assurance that the technology it develops will be brought to market as quickly as anticipated or that the technology will achieve broad acceptance among wireless carriers or consumers.

9.	GeoTraq's profitability may decline as it expands into other product and service areas and GeoTraq may be unable to recoup its investments.

GeoTraq will initially receive a substantial majority of its revenue from a one-time fee for its products and recurring fees for its services.  In addition, GeoTraq may enter other markets for its Technology and may be required to adopt pricing models other than a one-time fee for products or recurring fees for services and may incur cost of revenue substantially different than that which it has experienced historically.  These different pricing models and increased costs of revenue may result in declines in GeoTraq's gross margins.  GeoTraq has limited experience in selling products and services outside of the location based platform or applications.  As GeoTraq expands into new product and service areas, such as commercial asset tracking applications as well as theft recovery services, GeoTraq may not be able to compete effectively with existing market participants and may not be able to realize a positive return on the investment it makes in these new products or services.  If GeoTraq's introduction of a new product or service is not successful or if GeoTraq is not able to achieve the revenue or margins expected by management, GeoTraq's operating results may be harmed and may not recover its product development and marketing expenditures.

10.	If GeoTraq is unable to develop or modify its Technology for new customer products, GeoTraq's revenue growth may be adversely affected and its net income could decline.

If GeoTraq does not develop or modify its Technology for new products envisioned or introduced by our customers to increase the number of customer end users who use GeoTraq's Technology, GeoTraq may not be able to increase its revenue in the longer term.  GeoTraq's sales and marketing efforts may not be successful in establishing relationships with new customers.  If GeoTraq fails to develop or modify its Technology to attract new customers and new subscribers or its new Technology is not successful, GeoTraq may be unable to increase its revenue and its operating results may be adversely affected.

11.	GeoTraq's business may suffer if it is alleged or determined that its technology or another aspect of its business infringes the intellectual property rights of others.

The markets in which GeoTraq competes are characterized by the existence of a large number of patents and trade secrets and also by litigation based on allegations of infringement or other violations of intellectual property rights. Moreover, in recent years, individuals and groups have purchased patents and other intellectual property assets for the purpose of making claims of infringement to extract settlements from companies like GeoTraq. Also, third parties may make infringement claims against GeoTraq that relate to technology developed and owned by one of its suppliers for which its suppliers may or may not indemnify GeoTraq. Even if GeoTraq is indemnified against such costs, the indemnifying party may be unable to uphold its contractual obligations and determining the scope of these obligations could require additional litigation. Claims of intellectual property infringement against GeoTraq or its suppliers might require GeoTraq to redesign its products, rebrand its services, enter into costly settlement or license agreements, pay costly damage awards or face a temporary or permanent injunction prohibiting GeoTraq from marketing or selling its products or services. If GeoTraq cannot or does not license the infringed intellectual property on reasonable terms or at all, or substitute similar intellectual property from another source, its revenue and operating results could be adversely impacted. Additionally, GeoTraq's customers, distributors and retailers may not purchase its offerings if they are concerned that they may infringe third-party intellectual property rights. Responding to such claims, regardless of their merit, can be time consuming, costly to defend in litigation, divert management's attention and resources, damage GeoTraq's reputation and brand and cause it to incur significant expenses. The occurrence of any of these events may have an adverse effect on GeoTraq's business, financial condition and operating results.

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12.	If GeoTraq encounters issues with its future manufacturers, its business, brand and results of operations could be harmed and GeoTraq could lose sales.

GeoTraq does not have internal manufacturing capabilities and will rely on contract manufacturers to manufacture its products. GeoTraq cannot be certain that it will not experience operational difficulties with its future manufacturers, including reductions in the availability of production capacity, errors in complying with product specifications, insufficient quality control, failures to meet production deadlines, increases in manufacturing costs and increased lead times. Additionally, GeoTraq's future manufacturers may experience disruptions in their manufacturing operations due to equipment breakdowns, labor strikes or shortages, component or material shortages, cost increases or other similar problems. Further, in order to minimize their inventory risk, GeoTraq's future manufacturers might not order components from third-party suppliers with adequate lead time, thereby impacting its ability to meet demand forecasts.Therefore, if GeoTraq fails to manage its relationship with its manufacturers effectively, or if they experience operational difficulties, GeoTraq's ability to ship products could be impaired and its competitive position and reputation could be harmed.

In the event that GeoTraq receives shipments of products that fail to comply with its technical specifications or that fail to conform to its quality control standards, and it is not able to obtain replacement products in a timely manner, GeoTraq risks revenue losses from the inability to sell those products, increased administrative and shipping costs, and lower profitability. Additionally, if defects are not discovered until after customers purchase its products, GeoTraq customers could lose confidence in the technical attributes of its products and its business could be harmed.

13.	GeoTraq will not control its future contract manufacturers or suppliers, or require them to comply with a formal code of conduct, and actions that they might take could harm its reputation and sales.

GeoTraq will not control its future contract manufacturers or suppliers, including their labor, environmental or other practices, or require them to comply with a formal code of conduct.Though GeoTraq will conduct periodic audits of its contract manufacturers' and suppliers' compliance with applicable laws and good industry practices, these audits may not be frequent or thorough enough to detect non-compliance. A violation of labor, environmental or other laws by its contract manufacturers or suppliers, or a failure of these parties to follow ethical business practices, could lead to negative publicity and harm GeoTraq's reputation. In addition, GeoTraq may choose to seek alternative manufacturers or suppliers if these violations or failures were to occur. Identifying and qualifying new manufacturers or suppliers can be time consuming and GeoTraq may not be able to substitute suitable alternatives in a timely manner or at an acceptable cost. Other consumer products companies have faced significant criticism for the actions of their manufacturers and suppliers, and GeoTraq could face such criticism as well. Any of these events could adversely affect its brand, harm its reputation, reduce demand for its products and harm its ability to meet demand if it needs to identify alternative manufacturers or suppliers.

Risks associated with GeoTraq's industry:

14.	New entrants and the introduction of other similar Technologies in the location based market may harm GeoTraq's competitive position.

The markets for development, distribution and sale of location based products are rapidly evolving.  New entrants seeking to gain market share by introducing new technology and new applications may make it more difficult for GeoTraq to sell its Technology, and could create increased pricing pressure, reduced profit margins, increased sales and marketing expenses or the loss of market share or expected market share, any of which may significantly harm GeoTraq's business, operating results and financial condition.   Historically cellular carriers controlled access to the location of wireless devices registered to their networks.  Recently, cell tower location and identification has become widely available through third party providers offering an alternative source to location data.  Increased competition from cellular carriers and third party provides that do not rely on a cellular carrier may result in greater access to location information enabling competition which could harm GeoTraq's business and revenue.  In addition, greater access to location data could force GeoTraq to reduce monthly subscription fees or migrate to a one-time fee model to remain competitive.  GeoTraq's customers may also lose end-users if these competitors deliver their products without charge to the consumer by generating revenue from advertising or as part of other applications or services.  Finally, GeoTraq may not be successful at generating revenue from its Technology if the customer's end users believe that free services are comparable or adequate.

15.	The failure of manufactures to keep pace with technological and market developments in location based products may negatively affect the demand for GeoTraq's Technology.

GeoTraq develops its Technology for integration into location based products.  GeoTraq's future success will depend on these manufactures ability to design and manufacture location based products that meet the demands of customers.  If GeoTraq does not modify its Technology to be compatible with new location based products in a timely and efficient manner, GeoTraq's recurring fees will suffer.  In addition, if the customer's subscribers require features that are incompatible with GeoTraq's Technology, GeoTraq will incur additional time and expenses to further modify its Technology to those products, which may cause GeoTraq to incur unanticipated operating expenses and miss product launch windows.  Because of short product life cycles in the wireless communications industry, if GeoTraq fails to integrate its Technology into customer products in a timely manner, GeoTraq may lose a substantial opportunity to gain recurring fees from end users who purchase the customers products and its revenue may suffer.

16.	GeoTraq faces significant competition and failure to successfully compete in the industry with established companies may result in GeoTraq's inability to continue with its business operations.

There are other companies that provide similar products and services.  Management expects competition in this market to increase significantly as new companies enter the market and current competitors expand their products and services.  GeoTraq's competitors may develop or offer technology or products that are better than GeoTraq's or that achieve greater market acceptance.  It is also possible that new competitors may emerge and acquire significant market share.  Competitive pressures created by any one of these companies, or by GeoTraq's competitors collectively, could have a negative impact on GeoTraq's business, results of operations and financial condition and as a result, GeoTraq may not be able to continue with its business operations. In addition, if GeoTraq is unable to develop and introduce new or enhanced products and services quickly enough to respond to market or user requirements or to comply with emerging industry standards, or if these products do not achieve market acceptance, GeoTraq may not be able to compete effectively.

Many of GeoTraq's competitors have greater name recognition, larger customer bases and significantly greater financial, technical, marketing, public relations, sales, distribution and other resources than GeoTraq.  Some of GeoTraq's competitors' and its potential competitors' advantages over GeoTraq, either globally or in particular geographic markets, include the following:  (a) offering their services at no or low cost to customers; (b) significantly greater revenue and financial resources; (c) stronger brand and consumer recognition regionally or worldwide; (d) the capacity to leverage their marketing expenditures across a broader portfolio of location based technologies and products; (e) access to core technology and intellectual property, including more extensive patent portfolios; (f) access to custom or proprietary content; (g) quicker pace of innovation; (h) stronger wireless carrier relationships; (i) greater resources to make and integrate acquisitions; (j) lower labor and development costs; and (k) broader global distribution and presence.

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17.	Changes in government regulation of the wireless communications industry may adversely affect GeoTraq's business.

Currently, other than business and operations licenses applicable to most commercial ventures, GeoTraq is not required to obtain any governmental approval for its business operations.  However, there can be no assurance that current or new laws or regulations will not, in the future, impose additional fees and taxes on GeoTraq and its business operations.

It is possible that a number of laws and regulations may be adopted in the United States and elsewhere that could restrict the wireless communications industry, including laws and regulations regarding lawful interception of personal data, privacy, taxation, content suitability, copyright and antitrust.  Management anticipates that regulation of the industry will increase and that GeoTraq will be required to devote legal and other resources to address this regulation.  Changes in current laws or regulations or the imposition of new laws and regulations in the United States or elsewhere regarding the wireless communications industries may lessen the growth of wireless communications services and may adversely impact the financial results of GeoTraq's business operations.

18.	GeoTraq may be subject to legal proceedings involving its technology that could result in substantial costs and which could materially harm GeoTraq's business operations.

From time to time, GeoTraq may be subject to legal proceedings and claims in the ordinary course of its business, including claims of alleged infringement of the trademarks and other intellectual property rights of third parties by GeoTraq.  These types of claims could result in increased costs of doing business through legal expenses, adverse judgments or settlements or require GeoTraq to change its business practices in expensive ways.  Additional litigation may be necessary in the future to enforce GeoTraq's technology rights, to protect its trade secrets or to determine the validity and scope of the proprietary rights of others.  Any litigation, regardless of outcome or merit, could result in substantial costs and diversion of management and technical resources, any of which could materially harm GeoTraq's business.

19.	GeoTraq may not be able to attract and retain qualified personnel necessary for the development of its technology and implementation of its proposed plan of operations.

GeoTraq's future success depends largely upon the continued service of its board members, executive officers and other key personnel.  GeoTraq's success also depends on its ability to continue to attract, retain and motivate qualified personnel.  Key personnel represent a significant asset, and the competition for these personnel is intense in the communications industry.

GeoTraq may have particular difficulty attracting and retaining key personnel in initial phases of its proposed plan of operations.  GeoTraq does not maintain key person life insurance on any of its personnel.  The loss of one or more of its key employees or its inability to attract, retain and motivate qualified personnel could negatively impact GeoTraq's ability to complete any proposed phase of its plan of operations.

20.

GeoTraq's management lacks any formal training or experience in offshore manufacturing and supply chain management, and as a result management may make mistakes, which could have a negative impact on GeoTraq's business operations.

GeoTraq's management is inexperienced in researching and developing technology.  Management has no direct training or experience in these areas and, as a result, may not be fully aware of all of the specific requirements related to working within this industry.  Management's decisions and choices may not take into account standard managerial approaches technology companies commonly use.  Consequently, GeoTraq's operations, earnings, and ultimate financial success could suffer irreparable harm due to management's lack of experience in this industry.  As a result, GeoTraq may have to suspend or cease operations and GeoTraq's business operations may be negatively impacted.

Risks associated with GeoTraq:

21.

This Offering is on a best efforts basis with no minimum amount required to be raised and as a result GeoTraq can accept your investment funds at any time without any other investment funds being raised.

There is no minimum amount required to be raised before GeoTraq can accept your investment funds.  As the Offering is based on a best effort with no stated minimum and, as a result, investment funds will not be placed in an escrow account pending the attainment of a minimum amount of proceeds.  Once your investment funds have been accepted by GeoTraq, there will be no obligation to return your investment funds even though no other investment funds are raised.

Since there is no minimum number of shares required to be sold by GeoTraq the company may receive no proceeds or very minimal proceeds from the offering.  Should this occur, GeoTraq will not have enough working capital to continue as a going concern and potential investors may end up holding shares in a company with no operations or no market for its shares.

22.	Any sale of a significant amount of GeoTraq's shares of common stock into the public market may depress GeoTraq's stock price.

Gregg Sullivan, a director and officer of GeoTraq, currently owns 30,900,900 shares of common stock, which represents 52.81% of the 58,516,528 issued and outstanding shares of common stock of GeoTraq.  All of Mr. Sullivan's shares are restricted from trading.  Mr. Sullivan is not registering any of his shares for resale in this registration and none of his shares have been previously registered for resale by Mr. Sullivan as a selling stockholder.  Currently, there are 22,392,128 shares of common stock of GeoTraq that are freely tradable and 36,124,400 shares of common stock that are subject to Rule 144.  The remaining 36,124,400 shares of common stock are restricted from trading.  If all the shares offered are subscribed for, there will be 68,516,528 shares of common stock outstanding, of which 22,392,128 shares of common stock will be free trading.

Mr. Sullivan may sell in the future, large amounts of common stock into the public market over relatively short periods of time subject to Rule 144.  Any sale of a substantial amount of GeoTraq's common stock in the public market by Mr. Sullivan may adversely affect the market price of GeoTraq's common stock.  Such sales could create public perception of difficulties or problems with GeoTraq's business and may depress GeoTraq's stock price.  Moreover, the offer or sale of large numbers of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this prospectus represent approximately 17.1% of the common shares currently outstanding.

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23.	Subscribers to this Offering will suffer immediate and substantial dilution.

Subscribers of the shares of common stock offered will suffer immediate and substantial dilution.  As a result, you will pay a price per share that substantially exceeds the value of GeoTraq's assets after subtracting its liabilities.  If all shares of the Offering are subscribed for, the subscribers will contribute 65.82% of all subscription funds received by GeoTraq since July 13, 2005, but will own only 14.59% of the shares of common stock issued and outstanding.  See "Dilution" on page 14 for more information.

24.	GeoTraq does not expect to pay dividends in the foreseeable future.

GeoTraq has never paid cash dividends on its shares of common stock and has no plans to do so in the foreseeable future.  GeoTraq intends to retain earnings, if any, to develop and expand its business operations.

25.	If GeoTraq fails to maintain an effective system of internal controls, GeoTraq may not be able to accurately report its financial results or to prevent fraud.

The United States Securities and Exchange Commission, as required by Section 404 of the Sarbanes-Oxley Act of 2002, adopted rules requiring every public company to include a management report on such company's internal controls over financial reporting in its annual report, which contains management's assessment of the effectiveness of GeoTraq's internal controls over financial reporting.  GeoTraq has had these internal controls in effect since inception.  Management may conclude that GeoTraq's internal controls over its financial reporting are not effective.  Furthermore, during the course of the evaluation, documentation and attestation, GeoTraq may identify deficiencies that management may not be able to remedy in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404.  If GeoTraq fails to achieve and maintain the adequacy of its internal controls, GeoTraq may not be able to conclude that it has effective internal controls, on an ongoing basis, over financial reporting in accordance with the Sarbanes-Oxley Act.  Moreover, effective internal controls are necessary for GeoTraq to produce reliable financial reports and are important to help prevent fraud.  As a result, GeoTraq's failure to achieve and maintain effective internal controls over financial reporting could result in the loss of investor confidence in the reliability of its financial statements, which in turn could harm its business and negatively impact the trading price of its common shares.  Furthermore, GeoTraq has incurred, and anticipates that it will continue to incur considerable costs and use significant management time and other resources in an effort to comply with Section 404 and other requirements of the Sarbanes-Oxley Act.

26.

GeoTraq's common stock is subject to the "penny stock" rules of the SEC and the trading market in GeoTraq's securities is limited, which makes transactions in GeoTraq's stock cumbersome and may reduce the value of an investment in GeoTraq's stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to GeoTraq, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, the rules require:

•

that a broker or dealer approve a person's account for transactions in penny stocks; and

•

the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•

obtain financial information and investment experience objectives of the person; and

•

make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form:

•

sets forth the basis on which the broker or dealer made the suitability determination; and

•

that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of GeoTraq's common stock and cause a decline in the market value of GeoTraq's common stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

27.	Because we are a shell company, it will likely be difficult for us to obtain additional financing by way of private offerings of our securities.

We are a "shell company" within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations.  Accordingly, the holders of securities purchased in private offerings of our securities we make to investors will not be able to rely on the safe harbor from being deemed an underwriter under SEC Rule 144 in order to resell their securities. This will likely make it more difficult for us to attract additional capital through subsequent unregistered offerings because purchasers of securities in such unregistered offerings will not be able to resell their securities in reliance on Rule 144, a safe harbor on which holders of restricted securities usually rely to resell securities.

Page - 9

28.

We intend to become subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, which will require us to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs will negatively affect our ability to earn a profit.

Following the effective date of the registration statement in which this prospectus is included, we will file a Registration Statement on Form 8-A to register our common stock as a class of securities under the Securities Exchange Act of 1934 and be required to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and the rules and regulations thereunder. In order to comply with such requirements, our independent registered auditors will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. Factors such as the number and type of transactions that we engage in and the complexity of our reports cannot accurately be determined at this time and may have a major negative effect on the cost and amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit.

29.	The CEO and sole director has no experience with accounting or preparing financial statements.

Gregg Sullivan, the company's CEO and sole director, has no significant experience with accounting or preparing financial statements and must rely on the expertise and guidance of the accountant and the auditors.  This adds importance to the corporate governance structure of the financial reporting process as discussed in #25 above.

30.	The current management team lacks experience running a public company that is a reporting company with the SEC.

GeoTraq's management has never run a public company that is a reporting company with the Securities and Exchange Commission.  As such management may be unaware of some rules, regulations, forms or filings required for the company to maintain its reporting status.  This could result in delays in reporting or loss of good standing.

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Use of Proceeds

 The following table indicates the use of proceeds based on the percentage of the financing that is successfully sold.

	Sale of 100%	Sale of 80%	Sale of 75%	Sale of 60%	Sale of 50%	Sale of 40%	Sale of 20%	Sale of 10%
Gross Proceeds	$1,000,000	$800,000	$750,000	$600,000	$500,000	$400,000	$200,000	$100,000
Number of Shares Sold	10,000,000	8,000,000	7,500,000	6,000,000	5,000,000	4,000,000	2,000,000	1,000,000

Less expenses of Offering:
Legal and Registration Fees	$3,500	$3,500	$3,500	$3,500	$3,500	$3,500	$3,500	$3,500
Accounting and Auditing	2,500	2,500	2,500	2,500	2,500	2,500	2,500	2,500
Electronic Filing and Printing	1,500	1,500	1,500	1,500	1,500	1,500	1,500	1,500
Transfer Agent	500	500	500	500	500	500	500	500
Net Proceeds	$992,000	$792,000	$742,000	$592,000	$492,000	$392,000	$192,000	$92,000

Use of net proceeds
Product Development	$600,000	$600,000	$600,000	$580,000	$480,000	$380,000	$180,000	80,000
Payment of Accounts Payable	$7,750	$7,750	$7,750	$7,750	$7,750	$7,750	$7,750	$7,750
Working Capital	$384,250	$184,250	$134,250	$4,250	$4,250	$4,250	$4,250	$4,250

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Analysis of Financing Scenarios

After deduction of $8,000 for estimated Offering expenses including legal and registration fees, accounting and auditing, electronic filing and printing, and transfer agent, the net proceeds from this Offering may be as much as $992,000, assuming all 10,000,000 shares are sold.  However, there can be no assurance that any of these shares will be sold.  GeoTraq will use the proceeds to (1) develop the product, (2) hire personnel for sales, marketing and customer service, (3) create a marketing strategy for the Technology and its products, and (4) implement its marketing strategy on its target market.

Even if the Offering is fully subscribed for, GeoTraq may not have sufficient funds to cover its anticipated costs during the next 12 months and GeoTraq may have to raise additional funds either from equity offerings, debt offerings, or revenue generation.

If only a portion of the Offering is completed, the funds will be prorated accordingly. Since there is no minimum number of shares required to be sold by GeoTraq the company may receive no proceeds or very minimal proceeds from the offering.  Should this occur, GeoTraq will not have enough working capital to continue as a going concern and potential investors may end up holding shares in a company with no operations or no market for its shares.

The projected expenditures shown above are only estimates or approximations and do not represent a firm commitment by GeoTraq.  To the extent that the proposed expenditures are insufficient for the purposes indicated, supplemental amounts required may be drawn from other categories of estimated expenditures, if available.  Conversely, any amounts not expended as proposed will be used for general working capital.  GeoTraq will amend the registration statement by post-effective amendment if there are any material changes to the use of proceeds as described above.

Working capital is the need to cover GeoTraq's operating costs, excluding product development, for the next 12 months.  It is comprised of rent, telephone service, mail, stationery, administrative salaries, accounting, acquisition of office equipment and supplies, and expenses of filing reports with the SEC, which GeoTraq has estimated at a minimum of $250,000 for one year.  As at July 31, 2014 GeoTraq had $83,189 in available working capital to allocate to future operations.

Determination of Offering Price

The Offering Price was determined by using a number of factors.  Management and the board of directors considered the price of the most recent convertible debt financing. Management and the board of directors determined the Offering Price by assessing the estimated fair market value of GeoTraq's common stock.  Management has set the Offering Price of the shares of common stock at $0.10 per share, and in making such a determination considered several factors, including the following:

•

trading history;

•

prevailing market conditions, including the history and prospects for the industry in which GeoTraq competes;

•

GeoTraq's management team and board of directors

•

GeoTraq's capital structure; and

•

GeoTraq's future prospects including revenue forecasts.

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Dilution

Prior to this Offering, GeoTraq had 58,516,528 shares of common stock issued and outstanding as at July 31, 2014.  The net tangible book value of GeoTraq as at July 31, 2014 was $(401,033) or $(0.0069) per share.  Net Tangible Book Value per Share is determined by dividing GeoTraq's Tangible Net Worth, consisting of tangible assets less total liabilities, by the number of shares outstanding.  The average price paid by existing stockholders of GeoTraq is $0.0089. The following tables summarize the difference between the average price paid by existing stockholders of GeoTraq and the price to be paid by subscribers to this Offering for 20%, 40%, 60%, 80%, and 100% subscription rates.

Analysis for 20% Subscription
Stockholder Type	Price Paid $	Number of Shares Held	Amount of Consideration Paid	Percentage of Consideration	Percentage of Shares Held
Existing Stockholders (1)	$0.0089	58,516,528	$519,309	72.20%	96.70%
Investors in this Offering	$0.10	2,000,000	$200,000	27.80%	3.30%
Analysis for 40% Subscription
Stockholder Type	Price Paid $	Number of Shares Held	Amount of Consideration Paid	Percentage of Consideration	Percentage of Shares Held
Existing Stockholders (1)	$0.0089	58,516,528	$519,309	56.49%	93.60%
Investors in this Offering	$0.10	4,000,000	$400,000	43.51%	6.40%
Analysis for 60% Subscription
Stockholder Type	Price Paid $	Number of Shares Held	Amount of Consideration Paid	Percentage of Consideration	Percentage of Shares Held
Existing Stockholders (1)	$0.0089	58,516,528	$519,309	46.40%	90.70%
Investors in this Offering	$0.10	6,000,000	$600,000	53.60%	9.30%
Analysis for 80% Subscription
Stockholder Type	Price Paid $	Number of Shares Held	Amount of Consideration Paid	Percentage of Consideration	Percentage of Shares Held
Existing Stockholders (1)	$0.0089	58,516,528	$519,309	39.36%	87.97%
Investors in this Offering	$0.10	8,000,000	$800,000	60.64%	12.03%
Analysis for 100% Subscription
Stockholder Type	Price Paid $	Number of Shares Held	Amount of Consideration Paid	Percentage of Consideration	Percentage of Shares Held
Existing Stockholders (1)	$0.0089	58,516,528	$519,309	34.18%	85.40%
Investors in this Offering	$0.10	10,000,000	$1,000,000	65.82%	14.60%

 (1)  The average price per share of common stock paid by existing stockholders.

Page - 13

"Dilution" means the difference between GeoTraq's public Offering Price ($0.10 per share) and its proforma net tangible book value per share after implementing this Offering and accounting for the cost of the Offering and accounting for the settlement of debt by issuance of shares for the convertible promissory notes.  Net tangible book value per share is determined by dividing GeoTraq's tangible net worth, consisting of tangible assets less total liabilities, by the number of shares outstanding.  The following table will show the net tangible book value of GeoTraq's shares both before and after the completion of this Offering for 20%, 40%, 60%, 80%, and 100% subscription rates.

	20%	40%	60%	80%	100%
Public Offering price per share	$0.10	$0.10	$0.10	$0.10	$0.10
Net tangible book value per share before Offering	$(0.0069)	$(0.0069)	$(0.0069)	$(0.0069)	$(0.0069)
Proforma net tangible book value per share after Offering	$(0.0033)	$(0.0000)	$0.0031	$0.0060	$0.0087
Increase per share attributable to public investors	$0.0036	$0.0000	$0.0100	$0.0129	$0.0156
Dilution per share to public investors	$0.1033	$0.1000	$0.0969	$0.0940	$0.0913

Page - 14

Plan of Distribution

This is a self-underwritten offering.

New Shares Related to GeoTraq's Initial Public Offering

GeoTraq will attempt to sell a maximum of 10,000,000 shares of common stock to the public on a self-underwritten basis at an Offering Price of $0.10 per share.  GeoTraq's gross proceeds will be $1,000,000 if all the shares offered are sold.  Since this Offering is conducted as a self-underwritten Offering, there can be no assurance that any of the shares will be sold.  If GeoTraq fails to sell all the shares it is trying to sell, its ability to implement its business plan will be materially affected, and you may lose all or substantially all of your investment.  There is no minimum number of shares of common stock that must be sold on behalf of GeoTraq in order to accept funds and consummate investor purchases.  Neither GeoTraq nor Mr. Sullivan nor any other person, will pay commissions or other fees, directly or indirectly, to any person or firm in connection with solicitation of the sales of the shares.

In connection with the Company's selling efforts in the offering, Gregg Sullivan will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), but rather will rely upon the "safe harbor" provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer's securities. Gregg Sullivan is subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Rule 3a4-1 sets forth those conditions under which persons associated with an issuer may participate in the Offering of the issuer's securities and not be deemed to be a broker/dealer.  The conditions are that

1.

The person is not statutory disqualified, as that term is defined in Section 3(a)(39) of the Exchange Act, at the time of his participation;

2.

The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3.

The person is not at the time of their participation, an associated person of a broker/dealer;

4.

The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the Offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) does not participate in selling and Offering of securities for any issuer more than once every 12 months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Neither Mr. Sullivan nor any of GeoTraq's officers is statutorily disqualified, is being compensated, and is associated with a broker/dealer.  Mr. Sullivan is and will continue to be one of GeoTraq's officers at the end of the Offering.  Neither has any of GeoTraq's officers or directors been during the last 12 months, and is currently not, a broker/dealers or associated with any broker/dealers.  Neither have any of GeoTraq's officers or directors been during the last 12 months, and will not in the next 12 months, offered or sold securities for another issuer.

Mr. Sullivan is fully aware of the provisions of Rule 3a4-1 under the Exchange Act and will conduct this Offering in accordance with Rule 3a4-1, and will rely upon this rule.  Should any officers conduct this Offering in any way that violates Rule 3a4-1, then each of them and GeoTraq could be subjected to enforcement proceedings, fines and sanctions by the Securities and Exchange Commission and by the regulatory authorities of any state or province in which GeoTraq's securities are offered.

Mr. Sullivan as well all current stockholders, may purchase securities in this Offering upon the same terms and conditions as public investors.  If any purchase by a current stockholder triggers a material change, GeoTraq would promptly file a post effective amendment to this registration statement.  Any of these purchasers would be purchasing GeoTraq's shares of common stock for investment and not for resale.

No broker or dealer is participating in this Offering.  If, for some reason, GeoTraq's directors and stockholders were to determine that the participation of a broker or dealer is necessary, this Offering will be promptly amended by a post effective amendment to disclose the details of this arrangement, including the fact that the broker or dealer is acting as an underwriter of this Offering.  This amendment would also detail the proposed compensation to be paid to any such broker or dealer.  The post effective amendment would also extend an offer of rescission to any investors who subscribed to this Offering before the broker or dealer was named.  In addition to the foregoing requirements; GeoTraq would be required to file any such amendment with the Corporate Finance Department of the National Association of Securities Dealers, Inc. and to obtain from them a "no objection" position from that organization on the fairness of the underwriting compensation.  GeoTraq would also have to amend, as applicable, its filings at the state and provincial level.

Page - 15

Offering Period and Expiration Date

The Offering will remain open until August 31, 2015.

Procedures for subscribing

If you decide to subscribe for any shares in this offering, you must

1.

complete, sign and deliver a subscription agreement, and

2.

deliver a check or certified funds to "GeoTraq Inc." for acceptance or rejection.

All checks for subscriptions must be made payable to "GeoTraq Inc.".

Right to reject subscriptions

GeoTraq has the right to accept or reject subscriptions in whole or in part, for any reason or for no reason.  All monies from rejected subscriptions will be returned immediately by GeoTraq to the subscriber, without interest or deductions.  Subscriptions for securities will be accepted or rejected within 48 hours after GeoTraq receives them by contacting the subscriber via telephone.  If GeoTraq receives an offer on a Friday, GeoTraq will confirm its acceptance or rejection of the subscription by telephone over the weekend to comply with the 48 hour commitment.  Within 10 days of accepting a subscription GeoTraq will deliver via courier to the subscriber a copy of the accepted and signed subscription agreement and a share certificate representing the shares subscribed for.

Page - 16

Penny Stock rules

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

•

contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•

contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;

•

contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

•

contains a toll-free telephone number for inquiries on disciplinary actions;

•

defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

•

contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to proceeding with any transaction in a penny stock, the customer:

1.

with bid and offer quotations for the penny stock;

2.

details of the compensation of the broker-dealer and its salesperson in the transaction;

3.

the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

4.

monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for GeoTraq's stock because it will be subject to these penny stock rules.  Therefore, stockholders may have difficulty selling those securities.

Page - 17

Regulation M

During such time as GeoTraq may be engaged in a distribution of any of the shares GeoTraq is registering by this registration statement, GeoTraq is required to comply with Regulation M.  In general, Regulation M precludes any selling security holder, any affiliated purchasers, and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete.  Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods.  Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution.  Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security.  GeoTraq has informed the selling stockholders that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this prospectus, and GeoTraq has also advised the selling stockholders of the requirements for delivery of this prospectus in connection with any sales of the common stock offered by this prospectus.

It is strongly recommended that selling stockholders and distribution participants consult with their own legal counsel to ensure compliance with Regulation M.

Description of Securities to be Registered

General

GeoTraq's authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.0001 per share.

Common Stock

As at the date of this prospectus, 58,516,528 shares of common stock are issued and outstanding and held by seven stockholders of record. All of this common stock has been validly issued, is fully paid and is non-assessable.

The holders of GeoTraq's common stock:

•

have equal ratable rights to dividends from funds legally available if and when declared by GeoTraq's board of directors;

•

are entitled to share ratably in all of GeoTraq's assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of GeoTraq's affairs;

•

do not have preemptive, subscription or conversion rights;

•

do not have any provisions for purchase for cancellation, surrender or sinking or purchase funds or rights;

•

are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

No stockholder approval is required for the issuance of GeoTraq's securities, including shares of common stock, stock options and share purchase warrants.

GeoTraq's Articles of Incorporation and Bylaws, and any applicable amendments, and the applicable statutes of the State of Nevada provide a more complete description of the rights and liabilities of stockholders of GeoTraq's capital stock.  Provisions as to the modifications, amendments or variation of such rights or provisions are contained in the applicable statutes of the State of Nevada and GeoTraq's Bylaws.

Holders of GeoTraq's common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.  Holders of common stock do not have cumulative voting rights.  Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors.  Holders of one-third of shares of common stock issued and outstanding, represented in person or by proxy, are necessary to constitute a quorum at any meeting of GeoTraq's stockholders.  A vote by the holders of a majority of GeoTraq's outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to GeoTraq's Articles of Incorporation.

Page - 18

Dividend Policy

As of the date of this prospectus, GeoTraq has not paid any cash dividends to stockholders.  The declaration of any future cash dividend will be at the discretion of GeoTraq's board of directors and will depend upon GeoTraq's earnings, if any, its capital requirements and financial position, its general economic conditions, and other pertinent conditions.  It is GeoTraq's present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in its business operations.

Share Purchase Warrants

As of the date of this prospectus, there are no outstanding warrants to purchase GeoTraq's securities.  GeoTraq may, however, issue warrants to purchase its securities in the future.

Options

As of the date of this prospectus, there are no options to purchase GeoTraq's securities.  GeoTraq may, however, in the future grant such options and/or establish an incentive stock option plan for its directors, employees and consultants.

Convertible Securities

As of the date of this prospectus, GeoTraq has outstanding notes totaling $178,422 that are convertible into 4,842,217 shares of GeoTraq's common stock.

There are not any rights convertible or exchangeable into shares of GeoTraq's common stock.  GeoTraq may, however, issue such convertible or exchangeable securities in the future.

Nevada Anti-Takeover Laws

The provisions of the Nevada Revised Statutes (NRS) sections 78.378 to 78.3793 apply to any acquisition of a controlling interest in an certain type of Nevada corporation known as an "Issuing Corporation", unless the articles of incorporation or bylaws of the corporation in effect on the 10th day following the acquisition of a controlling interest by an acquiring person provide that the provisions of those sections do not apply to the corporation, or to an acquisition of a controlling interest specifically by types of existing or future stockholders, whether or not identified.

The provisions of NRS 78.378 to NRS 78.3793 do not restrict the directors of an "Issuing Corporation" from taking action to protect the interests of the corporation and its stockholders, including, but not limited to, adopting or signing plans, arrangements or instruments that deny rights, privileges, power or authority to a holders of a specified number of shares or percentage of share ownership or voting power.

An "Issuing Corporation" is a corporation organized in the State of Nevada and which has 200 or more stockholders of record, with at least 100 of who have addresses in the State of Nevada appearing on the stock ledger of the corporation and does business in the state of Nevada directly.  As GeoTraq currently has less than 200 stockholders and no stockholders in the State of Nevada the statute does not currently apply to GeoTraq.

If GeoTraq does become an "Issuing Corporation" in the future, and the statute does apply to GeoTraq, any director or officer of GeoTraq will have the ability to adopt any of the above mentioned protection techniques whether or not they own a majority of GeoTraq's outstanding common stock, provided they does so by the specified 10th day after any acquisition of a controlling interest.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or Offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest exceeding $50,000, directly or indirectly, in the registrant or any of its parents or subsidiaries.  Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The Law Offices of Thomas E. Puzzo, PLLC, 3823 44th Ave. NE, Seattle, Washington 98105, has acted as special counsel to the Company in connection with the registration of the 10,000,000 shares of common stock at $0.10 per share.

The financial statements included in this prospectus have been audited by Harris & Gillespie, CPA's PLLC, 3901 Stone Way N, Seattle, WA 98103, an independent registered public accounting firm, for the periods and to the extent set forth in their report appearing elsewhere herein.  Such financial statements have been so included in reliance upon the report of such firm given their authority as experts in auditing and accounting.

Page - 19

Description of Business

General

GeoTraq Inc. ("GeoTraq") is a Nevada corporation that was incorporated on July 13, 2005.   On April 1, 2014 the company changed its name from "Mobile Data Corp." to "GeoTraq Inc." by a majority vote of the shareholders.  As a result of the name change, GeoTraq's trading symbol changed to "GTRQ" effective on the opening of market on April 3, 2014.  See Exhibit 3.4 - Certificate of Amendment for more details.

GeoTraq maintains its statutory resident agent's office at 1859 Whitney Mesa Drive, Henderson, Nevada, 89014 and its business office is located at 1200 Westlake Ave. N. Suite 607, Seattle, Washington 98019.  GeoTraq's office telephone number is (206) 283-1400.

GeoTraq has an authorized capital of 75,000,000 shares of common stock with a par value of $0.0001 per share with 58,516,528 shares of common stock currently issued and outstanding.

GeoTraq has not been involved in any bankruptcy, receivership or similar proceedings.  There have been no material reclassifications, mergers, consolidations or purchases or sales of a significant amount of assets not in the ordinary course of GeoTraq's business.

Business of GeoTraq

GeoTraq is a development stage company in the business of acquiring new technologies for development and marketing.

GeoTraq is a Location Based Service (LBS) technology provider planning to manufacture and sell cellular transceiver modules and associated services specifically enabled by Cell-ID. GeoTraq addresses the large LBS market segment that is currently under served with existing solutions due to: 1) high deployment costs (hardware, service, logistics), 2) limited battery life and 3) large form factor.

Products and Services

There is a large under-served portion of the LBS market that is not addressed by existing solutions. RFID and Wi-Fi require close proximity for asset tracking, while GPS is too bulky and power hungry for many needs. GeoTraq addresses the white space in-between by exclusively using Cell-ID technology. GeoTraq's exclusive technology allows for a substantially lower cost solution, extended service life, a small form factor and even disposable devices, which can significantly reduce return logistics costs.

Page - 20

Plan of Operation

GeoTraq has not had any significant revenues generated from its business operations since inception and has not yet developed or produced any products.  GeoTraq does not currently have enough funds to complete Phase 1 and expects that the revenues generated from its business for the next 12 months will not be enough for its required working capital.  Until GeoTraq is able to generate any consistent and significant revenue it may be required to raise additional funds by way of equity or debt financings.

At any phase, if GeoTraq finds that it does not have adequate funds to complete a phase, it may have to suspend its operations and attempt to raise more money so it can proceed with its business operations.  If GeoTraq cannot raise the capital to proceed it may have to suspend operations until it has sufficient capital.  GeoTraq expects to raise the required funds for the next 12 months with equity or debt financing.

To become profitable and competitive, GeoTraq needs to develop and advance the Technology to a point where it can be sold commercially.  To achieve this goal, management has prepared the following phases for its plan of operation for the next 12 months.

Phase 1 - Develop the Technology

During the next six months, GeoTraq will focus on Phase I of its business plan which is to continue to develop its technology. GeoTraq has recently entered into an agreement with a third party developer to design the hardware prototype and demonstration platform. The estimated time to completion is ten weeks for an Alpha device and ten more weeks for ten working Beta modules.  The module, firmware and platform development process is expected to cost $60,000 followed by 30 days of testing, certification and licensing for another $125,000.  Multiple manufacturing options have been identified by both GeoTraq and the developer and discussions have taken place with GSM carriers, gateway services and network operators to support the product and service.

GeoTraq plans to initially sell the Cell-ID module for $16 each and will charge between $1.00 - $10.00 per month for service and $0.10 - $10.00 per look-up request depending on the customer's application. The modules will be sold through distributors and system integrators who will work with OEMs and the end customers to provision additional components and create the final form factor of the device.  The end customers are corporations looking for a more cost effective way to track and monitor the location of expensive items for inventory or logistics and retrieve them if lost or stolen.  Potential customers range from construction companies to equipment rental companies to medical device companies and any company that wants to monitor shipments and deliveries.

Management anticipates spending approximately $600,000 on the development, testing, marketing and initial sales of the Technology in the next six months.

Phase 2 - Implement marketing strategy

GeoTraq plans to start Phase 2 of its business plan during the next 12 months, which will include an aggressive marketing campaign designed to increase customer awareness of its core product.

In Phase 2, GeoTraq plans to (1) hire personnel for sales, marketing and customer service, (2) create a marketing strategy for the Technology and its products, and (3) implement its marketing strategy on its target market.

GeoTraq has budgeted approximately $300,000 for Phase 2, assuming it receives full subscription under the offering, and expects it to take six months to complete.

GeoTraq's current management team lacks the time, experience and technical expertise to implement both of these phases on their own.  Management will need to hire additional qualified personnel to execute the business plan.

Accounting and Audit Plan

GeoTraq intends to continue to have its outside consultant assist in the preparation of GeoTraq's quarterly and annual financial statements and have these financial statements reviewed or audited by GeoTraq's independent auditor.  GeoTraq's independent auditor is expected to charge approximately $500 to review each of GeoTraq's quarterly financial statements and approximately $2,500 to audit GeoTraq's annual financial statements.  In the next 12 months, GeoTraq anticipates spending approximately $4,000 to pay for its audit requirements.

SEC Filing Plan

GeoTraq expects to incur filing costs of approximately $1,000 per quarter to support its quarterly and annual filings.  In the next 12 months, GeoTraq anticipates spending approximately $4,000 for costs to pay for three quarterly filings and one annual filing.

Page - 21

Competitive Business Conditions

The industry in which GeoTraq and its Technology plan on operating is extremely competitive and always changing.  Within the Location Based Services industry, there are an enormous number of corporations that are competing for customers, recurring fees, administrative fees and many other unique opportunities for revenue.  Many of these potential competitors are likely to enjoy substantial competitive advantages, including:

1.	greater financial, technical and marketing resources that can be devoted to the development, promotion and sale of their services;
2.	easier and more access to capital;
3.	longer operating histories;
4.	greater name recognition and established corporate identity; and
5.	larger user base;

More specifically, industry participants focused on the location based services industry are growing and the services and products that they are offering continues to increase at a rapid rate.  There are many alternative and traditional means that will continue to provide competition to the utilization of existing technologies for similar purposes.  Management believes that competition will grow as awareness of location based products and services increases and it becomes an easier and more efficient medium for providing asset location and tracking.

GeoTraq will strive to obtain a competitive advantage by providing unique, quality products, and guaranteed product and service satisfaction.  Management believes that GeoTraq will have a competitive advantage for the following reasons:

a.	The technology that GeoTraq will be developing will use open standards where possible. This gives the technology increased interoperability.
b.	GeoTraq will make use of open source software where possible to reduce development costs and speed development time.

GeoTraq's principal competitors are GPS and RFID companies.  As the competitors are private corporations with no requirement for financial disclosure, GeoTraq is unable to ascertain the size of their market and there is no way of quantifying and qualifying what position on a sale's basis GeoTraq is in relative to its competition.

Raw Materials

The raw materials for the Technology will include electronic chips, computers, software and labor to write software code.

Principal Suppliers

GeoTraq is not dependent on any single supplier for the Technology.

Dependence on Major Customers

GeoTraq currently has no customers.

Patents/Trademarks/Licenses/Franchises/Concessions/Royalty Agreements or Labor Contracts

GeoTraq has no intellectual property such as patents or trademarks, with the exception of its Technology.  Additionally, GeoTraq is not party to any royalty agreements or labor contracts.

Government Approval

GeoTraq does not require government approval to develop or sell its technology in non-embargoed countries.

Page - 22

Government Controls and Regulations

Currently, other than business and operations licenses applicable to most commercial ventures, GeoTraq is also required to comply with the FCC regulations and testing for its products.  There can be no assurance that current or new laws or regulations will not, in the future, impose additional fees and taxes on GeoTraq and its business operations.  Any new laws or regulations relating to the Technology or any new interpretations of existing laws could have a negative impact on GeoTraq's business and add additional costs to GeoTraq's business operations.

Websites are not currently subject to direct federal laws or regulations applicable to access, content or commerce on the Internet.  However, due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet covering issues such as:

•

user privacy

•

freedom of expression

•

pricing

•

content and quality of products and services

•

taxation

•

advertising

•

intellectual property rights

•

information security

The adoption of any such laws or regulations might decrease the rate of growth of Internet use, which in turn could decrease the demand for GeoTraq's products and services, increase the cost of doing business, or in some other manner have a negative impact on GeoTraq's business, financial condition and operating results.  In addition, applicability to the Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, taxation, libel, obscenity and personal privacy is uncertain.  The vast majority of such laws were adopted prior to the advent of the Internet and related technologies and, as a result, do not contemplate or address the unique issues of the Internet and related technologies.

Additionally, in response to concerns regarding "spam" (unsolicited electronic messages), "pop-up" web pages and other Internet advertising, the federal government and a number of states have adopted or proposed laws and regulations that would limit the use of unsolicited Internet advertisements.  While a number of factors may prevent the effectiveness of such laws and regulations, the cumulative effect may be to limit the attractiveness of effecting sales on the Internet, thus reducing the value of GeoTraq's business operations.

Also, several telecommunications companies have petitioned the Federal Communications Commission to regulate Internet service providers and on-line service providers in a manner similar to long distance telephone carriers and to impose access fees on those companies.  This could increase the cost of transmitting data over the Internet.

Costs and Effects of Compliance with Environmental Laws

GeoTraq currently has no costs to comply with environmental laws concerning its past exploration program on the Martin Lake Claims or the research and development of the Technology.

Expenditures on Research and Development During the Last Two Fiscal Years

GeoTraq has not spent any money on research and development during the last two financial years ended July 31, 2014 and 2013, respectively.

Employees

GeoTraq does not currently have any employees..  The officers and directors of GeoTraq will remain as independent contractors until GeoTraq has raised sufficient funds under the Offering to provide at least 12 months of working capital. GeoTraq has retained the services of outside service providers to conduct the required research and development of the Technology.

Description of Technology

GeoTraq's executive offices are located at 1200 Westlake Ave. N., Suite 607, Seattle, Washington 98109.  The telephone number at this office is 206-283-1400.

GeoTraq is a development stage company engaged in the development, manufacture and sale of cellular transceiver modules, also known as Cell-ID modules, and the associated services required to support Cell-ID enabled products.  The Technology provides solutions for the tracking, asset recovery and location based industries.  The focus of the research and development of the Technology has been on developing a unique cellular transceiver specifically enabled by Cell-ID with all its inherent advantages over GPS and RFID to provide solutions for the tracking, asset recovery and location based industries.

Legal Proceedings

GeoTraq is not a party to any pending legal proceedings and, to the best of GeoTraq's knowledge, none of GeoTraq's property or assets are the subject of any pending legal proceedings.

Page - 23

SEC Filings

This prospectus and exhibits will be contained in a Form S-1 registration statement that will be filed with the Securities and Exchange Commission (the " SEC ").  As a reporting company GeoTraq files quarterly, annual, beneficial ownership and other reports with the SEC.  You may read and copy any materials GeoTraq files with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C., 20549.  You may obtain information from the Public Reference Room by calling the SEC at 1-800-SEC-0330.  Since GeoTraq is an electronic filer, the easiest way to access its reports is through the SEC's Internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

Market for Common Equity and Related Stockholder Matters

Market Information

GeoTraq's common stock was quoted on the NASD OTC Bulletin Board under the symbol "EAVR" from July 10, 2007 to January 11, 2010 and under the symbol "MBYL" from January 12, 2010 to April 2, 2014.  Since April 3, 2014 GeoTraq's common stock has been quoted on the OTC Pink market under the symbol "GTRQ".  Our common stock is currently quoted on the OTC Pink marketplace with limited information.  It is presently quoted with limited information because we do not report current financial information to the OTC Pink marketplace.

High & Low Bids
Period ended	High	Low	Source

31 July 2014	$0.15	$0.04	Google Finance OTCMKTS
30 April 2014	$0.24	$0.00	Google Finance OTCMKTS
31 January 2014	$0.00	$0.00	Google Finance OTCMKTS
31 October 2013	$0.00	$0.00	Google Finance OTCMKTS
31 July 2013	$0.00	$0.00	Google Finance OTCMKTS
30 April 2013	$0.00	$0.00	Google Finance OTCMKTS
31 January 2013	$0.00	$0.00	Google Finance OTCMKTS
31 October 2012	$0.00	$0.00	Google Finance OTCMKTS

Holders of GeoTraq's Common Stock

GeoTraq has approximately seven holders of record of GeoTraq's common stock as of July 31, 2014 according to a shareholders' list provided by GeoTraq's transfer agent as of that date.  The number of registered shareholders does not include any estimate by GeoTraq of the number of beneficial owners of common stock held in street name.  The transfer agent for GeoTraq's common stock is Empire Stock Transfer Inc., 1859 Whitney Mesa Drive, Henderson, Nevada, 89014 and their telephone number is 702-818-5898

Dividends

There are no restrictions in GeoTraq's Articles of Incorporation or By-laws that restrict GeoTraq from declaring dividends.  The Nevada Revised Statutes, however, do prohibit GeoTraq from declaring dividends where, after giving effect to the distribution of the dividend:

1.	GeoTraq would not be able to pay its debts as they become due in the usual course of business; or
2.

GeoTraq's total assets would be less than the sum of its total liabilities, plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution.

GeoTraq has declared no dividends on its common stock, and is not subject to any restrictions that limit its ability to pay dividends on its shares of common stock.  Dividends are declared at the sole discretion of GeoTraq's Board of Directors.

On November 9, 2007, the Board of Directors of GeoTraq declared a stock dividend of three shares for every one share of common stock issued.  The stock dividend was paid out on November 23, 2007.

Page - 24

Equity Compensation Plans

GeoTraq has no equity compensation program including no stock option plan and none are planned for the foreseeable future.

Registration Rights

GeoTraq has not granted registration rights to any person.

Rule 144 Shares

As of the date of this prospectus, we have 58,516,528 shares of common stock issued and outstanding.  Gregg Sullivan, our President and Chief Executive Office, and sole director, beneficially owns 30,900,900 shares of our common stock, which amounts to 52.8% of the issued and outstanding shares of common stock. The shares held by Mr. Sullivan are currently restricted from trading under Rule 144. They will only be available for resale, within the limitations of Rule 144, to the public if:

     (i) We are no longer a shell company as defined under section 12b-2 of the Exchange Act. A "shell company" is defined as a company with no or nominal operations, and with no or nominal assets or assets consisting solely of cash and cash equivalents;

     (ii) We have filed all Exchange Act reports required for at least 12 consecutive months; and

     (iii) If applicable, at least one year has elapsed from the time that we file current Form 10-type of information on Form 8-K or other report changing our status from a shell company to an entity that is not a shell company.

At present, we are considered to be a shell company. If we subsequently meet these requirements, our officer and director would be entitled to sell within any three month period a number of shares that does not exceed the greater of: 1% of the number of shares of our common stock then outstanding, or the average weekly trading volume of our common stock during the four calendar weeks, preceding the filing of a notice on Form 144 with respect to the sale for sales exceeding 585,165 shares or an aggregate sale price in excess of $50,000. If fewer shares at lesser value are sold, no Form 144 is required.

Page - 25

Financial Statements

GeoTraq's fiscal year end is July 31.  GeoTraq will provide audited financial statements to its stockholders on an annual basis; an Independent Registered Public Accounting Firm will audit the statements.

GeoTraq's audited annual financial statements for the years ended July 31, 2014, and 2013 and for the period from inception (July 13, 2005) to July 31, 2014 immediately follow:

GEOTRAQ, INC.

(formerly Mobile Data Corp.)

(A Development Stage Company)

FINANCIAL STATEMENTS

July 31, 2014, and 2013

Page - 26

HARRIS & GILLESPIE CPA'S, PLLC

CERTIFIED PUBLIC ACCOUNTANT'S

3901 STONE WAY N., SUITE 202

SEATTLE, WA  98103

206.547.6050

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors,

GeoTraq Inc.

We have audited the accompanying balance sheets of GeoTraq Inc. (A Development Stage Company) as of July 31, 2014 and 2013 and the related statements of operations, stockholders' deficit and cash flows for the periods then ended, and for the period from July 13, 2005 (inception) to July 31, 2014. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Geotraq Inc. (A Development Stage Company) as of July 31, 2014 and 2013 and the results of its operations and cash flows for the periods then ended and for the period from July 13, 2005 (inception) through July 31, 2014 in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note #1 to the financial statements, the company has had significant operating losses; a working capital deficiency and its need for new capital raise substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is also described in Note #1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ HARRIS & GILLESPIE CPA'S, PLLC

Seattle, Washington

August 23, 2014

Page - 27

GEOTRAQ INC.

(formerly Mobile Data Corp.)

(A Development Stage Company)

BALANCE SHEETS AS AT JULY 31, 2014 AND 2013

	July 31,	July 31,
	2014	2013
Assets
Current
Cash	$87,389	$210
Prepaid expenses	3,550	2,400
Total current assets	90,939	2,610

Total assets	$90,939	$2,610

Liabilities and stockholders' deficit
Current
Accounts payable & accrued liabilities	$7,750	$16,741
Due to related parties (Note 4)	-	18,401
Total current liabilities	7,750	35,142

Non-current
Promissory notes payable (Notes 4, 5 & 6)	484,222	60,000
Total non-current liabilities	484,222	60,000

Stockholders' deficit
Common stock (Note 6)
Authorized:
75,000,000 common shares, $0.0001 par value
Issued and outstanding:
58,516,528 common shares (July 31, 2013 - 33,516,528)	5,852	3,352
Additional paid-in capital	1,032,313	1,032,313
Deficit accumulated during the development stage	(1,439,198)	(1,128,197)
Total stockholders' deficit	(401,033)	(92,532)
Total liabilities and stockholders' deficit	$90,939	$2,610

Going Concern - Note 1

(The accompanying notes are an integral part of these financial statements)

Page - 28

GEOTRAQ INC.

(formerly Mobile Data Corp.)

(A Development Stage Company)

STATEMENTS OF OPERATIONS FOR THE YEARS ENDED JULY 31, 2014 AND 2013 AND FROM JULY 13, 2005 (INCEPTION) TO JULY 31, 2014

			Cumulative from
			July 13, 2005
	Year ended	Year ended	(Inception) to
	July 31,	July 31,	July 31,
	2014	2013	2014

Revenues	$-	$-	$-

Expenses
Finance charges (Note 5)	$305,800	$-	$706,054
Office and other administration expenses	20,347	2,324	338,059
Development costs	-	-	171,930
Mineral property costs	-	-	45,358
Amortization of intellectual property (Note 3)	-	10,502	96,358
Total operating expenses	326,147	12,826	1,357,759

Net loss before other items	(326,147)	(12,826)	(1,357,759)

Other items
Write-off of accounts payable	(15,146)	-	(24,203)
Impairment of intellectual property (Note 3)	-	73,859	105,642
Total other items	(15,146)	73,859	81,439

Net loss	$(311,001)	$(86,685)	$(1,439,198)

Net loss per share - basic and fully diluted	$(0.01)	$(0.00)

Weighted average number of shares outstanding
- basic and diluted	43,956,088	33,516,528

(The accompanying notes are an integral part of these financial statements)

Page - 29

GEOTRAQ INC.

(formerly Mobile Data Corp.)

(A Development Stage Company)

STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED JULY 31, 2014 AND 2013 AND FROM JULY 13, 2005 (INCEPTION) TO JULY 31, 2014

			Cumulative from
			July 13, 2005
	Year ended	Year ended	(Inception) to,
	July 31,	July 31,	July 31,
	2014	2013	2014

Cash flows from (used in) operating activities
Net loss	$(311,001)	$(86,685)	$(1,439,198)
Non-cash items:
Amortization of intellectual property	-	10,502	96,358
Foreign exchange	-	-	(8,489)
Finance charges	305,800	-	706,054
Impairment of intellectual property	-	73,859	105,642
Write-off of accounts payable	-	-	(9,057)
Changes in non-cash working capital items:
Prepaid expenses	(1,150)	4,600	(3,550)
Accounts payable & accrued liabilities	(8,991)	2,015	18,072
Net cash provided by (used in) operations	(15,342)	4,291	(534,168)

Cash flows from (used in) investing activities
Acquisition of intellectual property	-	-	(130,000)
Acquisition of mineral property	-	-	(288,824)
Net cash provided by (used in) investing activities	-	-	(418,824)

Cash flows from financing activities
Advances from related parties	21	(4,300)	17,157
Long-term debt, net	-	-	218,916
Proceeds from the issuance of promissory notes	100,000	-	510,009
Repurchase of incorporator share	-	-	(1)
Issuance of common stock for intellectual property	-	-	125,000
Proceeds from the issuance of capital stock	2,500	-	169,300
Net cash provided by (used in) financing activities	102,521	(4,300)	1,040,381

Increase (decrease) in cash	87,179	(9)	87,389

Cash, beginning	210	219	-

Cash, end	$87,389	$210	$87,389

Supplemental cash flow information
Cash paid for:
Interest	$-	$-	$-
Income taxes	$-	$-	$-

Non-cash item:
Shares issued for mineral property	$-	$-	$7,000,000
Shares issued on conversion of debt	$-	$-	$355,564
Shares issued for acquisition of intellectual property	$-	$-	$197,000
Conversion of advances due from related parties to promissory notes	$18,422	$-	$18,422

(The accompanying notes are an integral part of these financial statements)

Page - 30

GEOTRAQ INC.

(formerly Mobile Data Corp.)

(A development Stage Company)

STATEMENT OF STOCKHOLDERS' DEFICIT AS AT JULY 31, 2014 AND 2013

				Deficit
				Accumulated
				During the
			Additional	Exploration Stage	Obligation to
	Common Shares		Paid-in	and Software	Issue
	Number	Par Value	Capital	Development Stage	Shares	Total
Balance, July 13, 2005	-	$ -	$ -	$ -	$ -	$ -
Capital stock issued for cash:
- July 14, 2006 at $0.001 per share	3,000,000	3,000	-	-	-	3,000
- July 14, 2006 at $0.0056 per share	4,250,000	4,250	19,550	-	-	23,800
Net loss	-	-	-	(8,446)	-	(8,446)
Balance, July 31, 2006	7,250,000	7,250	19,550	(8,446)	-	18,354

Net loss	-	-	-	(16,454)	-	(16,454)
Balance, July 31, 2007	7,250,000	7,250	19,550	(24,900)	-	1,900

- August 17, 2007 convertible promissory note	-	-	4,600	-	-	4,600
- November 1, 2007 stock dividend (3:1)	21,750,000	21,750	(21,750)	-	-	-
- November 30, 2007 repurchase and cancellation of shares	(8,000,000)	(8,000)	7,999	-	-	(1)
- December 14, 2007 convertible promissory note	-	-	14,409	-	-	14,409
- January 18, 2008 issuance of shares in consideration of
the purchase of mineral property	10,000,000	10,000	6,990,000	-	-	7,000,000
- Accretion expenses of long-term debt	-	-	115,416	-	-	115,416
- January 23, 2008 private placement at $0.50 per share	-	-	-	-	20,000	20,000
- March 17, 2008 convertible promissory note	-	-	25,000	-	-	25,000
- April 15, 2008 convertible promissory note	-	-	25,000	-	-	25,000
- May 21, 2008 convertible promissory note	-	-	25,000	-	-	25,000
Net loss	-	-	-	(187,110)	-	(187,110)
Balance, July 31, 2008	31,000,000	31,000	7,205,224	(212,010)	20,000	7,044,214

-August 14, 2008 convertible promissory note	-	-	85,000	-	-	85,000
- October 29, 2008 issuance of shares in consideration for
private placement on January 23, 2008	40,000	40	19,960	-	(20,000)	-
- Cancellation of shares	(10,000,000)	(10,000)	10,000	-	-	-
- Write off of mineral properties	-	-	(7,288,824)	-	-	(7,288,824)
- Debt forgiven	-	-	118,153	-	-	118,153
Net loss	-	-	-	(163,490)	-	(163,490)
Balance, July 31, 2009	21,040,000	21,040	149,513	(375,500)	-	(204,947)

- October 8, 2009 convertible promissory note	-	-	10,688	-	-	10,688
- October 27, 2009 issuance of shares in consideration
for purchase of intellectual property	1,000,000	1,000	71,000	-	-	72,000
- November 19, 2009 convertible promissory notes	1,900,900	1,901	16,587	-	-	18,488
- November 19, 2009 convertible promissory note	-	-	8,000	-	-	8,000
- December 16, 2009 convertible promissory note	-	-	12,000	-	-	12,000
- December 16, 2009 convertible promissory note re-issuance	-	-	145,100	-	-	145,100
- March 1, 2010 convertible promissory note	-	-	5,455	-	-	5,455
Net loss	-	-	-	(335,292)	-	(335,292)
Balance, July 31, 2010	23,940,900	23,941	418,343	(710,792)	-	(268,508)

(The accompanying notes are an integral part of these financial statements)

Page - 31

GEOTRAQ INC.

(formerly Mobile Data Corp.)

(A development Stage Company)

STATEMENT OF STOCKHOLDERS' DEFICIT AS AT JULY 31, 2014 AND 2013

(continued)

				Deficit
				Accumulated
				During the
			Additional	Exploration Stage	Obligation to
	Common Shares		Paid-in	and Software	Issue
	Number	Par Value	Capital	Development Stage	Shares	Total
Balance forward, July 31, 2010	23,940,900	23,941	418,343	(710,792)	-	(268,508)

- August 17, 2010 convertible promissory note	-	-	2,500	-	-	2,500
- August 23, 2010 convertible promissory note	-	-	2,500	-	-	2,500
- September 10, 2010 convertible promissory note	-	-	10,714	-	-	10,714
- October 20, 2010 convertible promissory note	-	-	1,667	-	-	1,667
- November 16, 2010 conversion of promissory notes	6,075,628	6,076	324,924	-	-	331,000
- March 11, 2011 capital stock issued for cash	1,000,000	1,000	119,000	-	-	120,000
Net loss	-	-	-	(297,195)	-	(297,195)
Balance, July 31, 2011	31,016,528	31,017	879,648	(1,007,987)	-	(97,322)
Balance, July 31, 2011 (Reclassification)	31,016,528	3,102	907,563	(1,007,987)	-	(97,322)

- August 9, 2011 obligation to issue shares in consideration
for purchase of intellectual property	-	-	-	-	125,000	125,000
- November 8, 2011 issuance of shares in consideration for
purchase of intellectual property on August 9, 2011	2,500,000	250	124,750	-	(125,000)	-
Net loss	-	-	-	(33,525)	-	(33,525)
Balance, July 31, 2012	33,516,528	$ 3,352	$ 1,032,313	$ (1,041,512)	$ -	$ (5,847)

Net loss	-	-	-	(86,685)	-	(86,685)
Balance, July 31, 2013	33,516,528	$ 3,352	$ 1,032,313	$ (1,128,197)	$ -	$ (92,532)

-March 1, 2014 share purchase	25,000,000	2,500	-	-	-	2,500
Net loss	-	-	-	(311,001)	-	(311,001)
Balance, July 31, 2014	58,516,528	$ 5,852	$ 1,032,313	$ (1,439,198)	$ -	$ (401,033)

(The accompanying notes are an integral part of these financial statements)

Page - 32

GEOTRAQ INC. (formerly Mobile Data Corp.) (A Development Stage Company) NOTES TO THE FINANCIAL STATEMENTS July 31, 2014 and 2013

1. NATURE AND CONTINUANCE OF OPERATIONS

Nature of Business

GeoTraq Inc. (the "Company") was incorporated in the State of Nevada on July 13, 2005. The Company is a development stage computer hardware company. The Company was formerly in the business of acquiring new technologies for development and marketing, and prior to that, the business of acquiring, exploring and developing mineral properties. Effective April 1, 2014, the Company changed its name to GeoTraq Inc. to reflect the Company's new direction as a computer hardware company.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As of July 31, 2014, the Company has not yet achieved any revenue or achieved profitable operations and has accumulated a deficit of $1,439,198. Continuation as a going concern is dependent upon the ability of the Company to obtain the necessary financing to meet obligations and pay its liabilities arising from normal business operations when they come due and ultimately upon its ability to achieve profitable operations. The outcome of these matters cannot be predicted with any certainty at this time and raise substantial doubt that the Company will be able to continue as a going concern. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern. Management intends to obtain additional funding by borrowing funds from its directors and officers, and issuing promissory notes and/or a private placement of common stock.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles ("GAAP") in the United States of America and are presented in US dollars.

Income Taxes

Deferred income taxes are provided for tax effects of temporary differences between the tax basis of asset and liabilities and their reported amounts in the financial statements. The Company uses the liability method to account for income taxes, which requires deferred taxes to be recorded at the statutory rate expected to being in effect when the taxes are paid. Valuation allowances are provided for a deferred tax asset when it is more likely than not, that such asset will not be realized.

Management evaluates tax positions taken or expected to be taken in a tax return. The evaluation of a tax position includes a determination of whether a tax position should be recognized in the financial statements and such a position should only be recognized if the Company determines that it is more likely than not that the tax position will be sustained upon examination by the tax authorities, based upon the technical merits of the position. For those tax positions that should be recognized, the measurement of a tax position is determined as being the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement.

Loss Per Share

Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. Because the Company does not have any potentially dilutive securities, diluted loss per share is equal to basic loss per share.

Financial Instruments

The fair value of the Company's financial instruments, consisting of cash, accounts payable, promissory notes payable and amount due to related party is estimated to be equal to their carrying value. It is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The Company is exempted from accounting for its convertible promissory note agreements under FASB 133 Derivative Accounting as a result of scope exemptions.

Page - 33

GEOTRAQ INC. (formerly Mobile Data Corp.) (A Development Stage Company) NOTES TO THE FINANCIAL STATEMENTS July 31, 2014 and 2013

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Foreign Currency Translations

Foreign denominated monetary assets and liabilities are translated into their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Revenue and expenses are translated at average rates of exchange during the period. Related translation adjustments are reported as a separate component of stockholders' equity, whereas gains or losses resulting from foreign currency transactions are included in results of operations.

Stock Based Compensation

The Company accounts for stock based compensation arrangements using a fair value method.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company's estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected. The most significant estimates with regard to these financial statements relate to carrying values of the intellectual property and deferred income tax rates and timing of the reversal of income tax differences.

Long-lived Assets

The carrying value of long-lived assets is reviewed on a regular basis for the existence of facts or circumstances that may suggest impairment. The Company recognizes impairment when the fair value is less than the carrying amount of an asset.

Intangible Asset

The Company provides for amortization on intangible assets over a three year period on a straight line basis. The Company recognizes impairment when the fair value is less than the carrying amount of the intangible assets.

Recent Accounting Pronouncements

Recent pronouncements issued by Financial Accounting Standards Board or other authoritative standards groups with future effective dates are either not applicable or are not expected to be significant to the financial statements of the Company.

3. INTELLECTUAL PROPERTY

On October 27, 2009, the Company entered into an Asset Purchase Agreement with Spidex Technologies ("Spidex") to acquire the following intellectual assets from Spidex:

a) MDC GPS Trademark for mobile data technology, which is a software application that can run on GPS enabled Smartphones;

b) Domain Names: MOBILEDATACORP.COM; and

c) Proprietary Code, which is an experimental Java source code that can send GPS data to a server.

The purchase price consisted of a payment of $5,000 and the issuance of 1,000,000 shares of the Company with a market value of $72,000 (See Note 6 Common Stock for more details). The intellectual property was amortized over a useful life of three years. The Company recorded a $31,783 impairment charge to the Spidex intellectual property during the year ended July 31, 2011. The impairment charge resulted in a complete write-off of the asset due to the fact that no revenues had been generated from the intellectual property.

On August 9, 2011, the Company entered into an asset purchase agreement with Beet Company Ltd. ("BEET") to acquire the following intellectual property from BEET:

Page - 34

GEOTRAQ INC. (formerly Mobile Data Corp.) (A Development Stage Company) NOTES TO THE FINANCIAL STATEMENTS July 31, 2014 and 2013

3. INTELLECTUAL PROPERTY (CONTINUED)

a) All software rights to the LiveJive Broadcaster Software and related intellectual property including any related technology or applications to be developed.

b) Domain name: livejive.com

The purchase price consisted of the issuance of 2,500,000 common shares of the Company with a market value of $125,000 which has capitalized on August 9, 2011 to intellectual property. Pursuant to the asset purchase agreement the Company is committed to paying an annual royalty of 20% of gross revenues generated from the software rights.

The carrying value of the BEET intellectual property is amortized over its estimated useful life of three years. The Company amortized $40,639 for the year ended July 31, 2012 leaving a net carrying value of $84,361. The Company recorded an amortization expense of $10,502 and a $73,859 impairment charge to the BEET intellectual property during the year ended July 31, 2013. The impairment charge resulted in a complete write-off of the asset due to the fact that no revenues had been generated from the intellectual property.

4. RELATED PARTY TRANSACTIONS

On March 1, 2014 the Company issued 25,000,000 common shares at $0.0001 per share for gross proceeds of $2,500 to a director and officer of the Company.

The Company has a promissory note payable of $18,422 (plus a valuation allowance of $165,800, or a total promissory note payable of $184,222) as at July 31, 2014 owing to a former director of the Company (July 31, 2013 - $18,401 in advances payable to related parties). On March 21, 2014 the Company restructured advances payable to a related party of $18,422 into a convertible promissory note agreement. The note is unsecured, payable on demand, and does not bear any interest. The note, or any part thereof, can be converted to one common share of the Company for each $0.01 outstanding in principal. At conversion, the maximum number of shares that will be issued is 1,842,200. The Company recorded a beneficial conversion feature of $165,800 resulting from these issuances as the conversion price was less than the market price as of July 31, 2014. The beneficial conversion feature of $165,800 has been recorded as finance charges on the Statements of Operations.

The related party transactions are measured at the exchange amount, which represent the amounts agreed to between the related parties.

5. CONVERTIBLE PROMISSORY NOTES

On August 17, 2010 and August 23, 2010 the Company issued convertible promissory notes of $10,000, and $10,000 respectively. The notes were unsecured, payable on demand, without interest. The notes were convertible into one common share of the Company for each $0.08 outstanding in principal. At conversion, the maximum shares that can be issued is 250,000 common shares. The beneficial feature of $10,000 was expensed as a finance charge on the statement of operations for the year ended July 31, 2011. These notes converted into common shares on November 16, 2010 (see Note 6 Share Capital).

On September 10, 2010 the Company issued a convertible promissory note of $25,000. The note was unsecured, payable on demand, without interest. The note was convertible into one common share of the Company for each $0.07 outstanding in principal. At conversion, the maximum shares that can be issued is 357,143 common shares. The beneficial feature of $10,714 was expensed as a finance charge on the statement of operations for the year ended July 31, 2011. The note converted into common shares on November 16, 2010 (see Note 6 Share Capital).

On October 20, 2010 the Company issued a convertible promissory note of $10,000. The note was unsecured, payable on demand, without interest. The note was convertible into one common share of the Company for each $0.06 outstanding in principal. At conversion, the maximum shares that can be issued is 166,667 common shares. The beneficial feature of $1,667 was expensed as a finance charge on the statement of operations for the year ended July 31, 2011. The note converted into common shares on November 16, 2010 (see Note 6 Share Capital).

On October 5, 2011, the Company issued convertible promissory notes with principal balances of $60,000 (plus a valuation allowance of $140,000 or total promissory notes payable of $200,000). The notes are unsecured, payable on demand, and do not bear any interest. The notes, or any part thereof, can be converted to one common share of the Company for each $0.03 outstanding in principal. At conversion, the maximum number of shares that will be issued is 2,000,000. The Company recorded a beneficial conversion feature of $140,000 resulting from these issuances as the conversion price was less than the market price as at July 31, 2014. The beneficial conversion feature of $140,000 has been recorded as finance charges on the Statements of Operations.

Page - 35

GEOTRAQ INC. (formerly Mobile Data Corp.) (A Development Stage Company) NOTES TO THE FINANCIAL STATEMENTS July 31, 2014 and 2013

5. CONVERTIBLE PROMISSORY NOTES (CONTINUED)

On June 20, 2014 the Company entered into a convertible promissory note agreement with note proceeds of $100,000. The note is unsecured, payable on demand, and does not bear any interest. The note, or any part thereof, can be converted to one common share of the Company for each $0.10 outstanding in principal. At conversion, the maximum number of shares that will be issued is 1,000,000. The Company did not record beneficial conversion feature resulting from these issuances as the conversion price was higher than the market price as at July 31, 2014.

6. COMMON STOCK

The total number of common shares authorized that may be issued by the Company is 75,000,000 shares with a par value of $0.0001 per share.

On November 16, 2010, the Company issued 6,075,628 shares of common stock upon the conversion of promissory notes with a face value of $331,000 (including the $55,000 in convertible promissory notes issued during the year ended July 31, 2011. See Note 5 Convertible Promissory Notes for more details).

On March 11, 2011, the Company issued 1,000,000 common shares of the Company at $0.12 per share for total proceeds of $120,000.

On August 9, 2011 the Company reserved for issuance 2,500,000 common shares with respect to the BEET asset purchase agreement (see Note 3 Intellectual Property for more details). On November 8, 2011 the Company issued the 2,500,000 common shares to BEET.

On July 31, 2011 the Company reclassified the Statement of Stockholders' Deficit to reflect a par value of $0.0001. The former auditors of the Company misstated the par value of the Company as at July 31, 2011.

On March 1, 2014 the Company issued 25,000,000 common shares at $0.0001 per share for gross proceeds of $2,500.

As at July 31, 2014 there were no outstanding stock options or warrants (July 31, 2013 – $0).

7. INCOME TAXES

The expected income tax balances reported differs from the amounts computed by applying aggregate income tax rates for the loss before tax provision. The following is a reconciliation of the tax provision based on reported loss and aggregated enacted tax rates:

	Year ended	Year ended
	July 31,	July 31,
	2014	2013

Loss before income taxes	$(311,001)	$(86,685)
Statutory tax rate	34%	34%

Expected recovery of income taxes computed at standard rates	(105,740)	(29,473)
Non-deductible items	-	-
Impact of changes in tax rates	-	-
Valuation allowance	105,740	29,473

Income tax provision	$-	$-

The approximate tax effect of the temporary differences that gives rise to the Company's deferred tax asset is as follows:

	July 31,	July 31,
	2014	2013
Components of deferred tax assets:
Non-capital loss carry forwards	590,256	484,516
Less: valuation allowance	(590,256)	(484,516)

Net deferred tax asset	$-	$-

The Company has available net operating loss carry forwards of approximately $1,357,000 (2013 - $1,328,000) for tax purposes to offset future taxable income. The losses begin to expire in 2026. The potential deferred tax benefits of these losses carried-forward have been offset by a valuation allowance in these financial statements due to significant uncertainty regarding their ultimate realization.

Page - 36

Management's Discussion and Analysis of Financial Condition and Results of Operations

THE FOLLOWING PRESENTATION OF THE PLAN OF OPERATION OF GEOTRAQ INC. FOR THE YEAR ENDED JULY 31, 2014 SHOULD BE READ IN CONJUNCTION WITH THE AUDITED FINANCIAL STATEMENTS AND OTHER FINANCIAL INFORMATION INCLUDED HEREIN FOR THE YEAR ENDED JULY 31, 2014.

Overview

GeoTraq Inc. ("GeoTraq" or the "Company") was incorporated in the State of Nevada on July 13, 2005. On April 1, 2014, the company changed its name from "Mobile Data Corp." to "GeoTraq Inc."

GeoTraq is a development stage company engaged in the development, manufacture and sale of cellular transceiver modules (the "Technology"), also known as Cell-ID modules, and the associated services required to support Cell-ID enabled products.  The Technology provides solutions for the tracking, asset recovery and location based industries.  The focus of the research and development of the Technology has been on developing a unique cellular transceiver specifically enabled by Cell-ID with all its inherent advantages over GPS and RFID to provide solutions for the tracking, asset recovery and location based industries.

During the next 12 months, GeoTraq will be engaged in product development, certification and manufacturing of its core product, the Cell-ID module. GeoTraq also plans to start Phase 2 of its business plan which will include an aggressive marketing campaign designed to increase awareness of its Technology and its many applications.  In Phase 2, GeoTraq plans to (1) hire personnel for sales, marketing and customer service, (2) create a marketing strategy for the Technology and its products, and (3) implement its marketing strategy on its target market.

GeoTraq has working capital of $83,189 as at July 31, 2014 to assist with product development, certification and manufacturing of its Technology; Phase 2 of its business plan, and for generally working capital.

In March 2014, the shareholders of GeoTraq appointed a new board of directors and a new management team. In March 2014, Belkis Jiminez was replaced by Gregg Sullivan as sole Director, CEO, and President of the Company. In December 2014 Mr. Sullivan also assumed the role of CFO.

Management has evaluated events occurring between July 31, 2014 and August 29, 2014, the date that the management discussion and analysis was available to be issued, and has recognized in the management discussion and analysis the effects of all subsequent events that provide additional evidence about conditions that existed at August 29, 2014.

Plan of Operation

GeoTraq has not had any significant revenues generated from its business operations since inception through to July 31, 2014. Through to the date of this report, there were no revenues to assist with GeoTraq's required working capital. Until GeoTraq is able to generate any consistent and significant revenue it will be required to raise additional funds by way of equity or debt financing.

At any phase, if GeoTraq finds that it does not have adequate funds to complete a phase, it may have to suspend its operations and attempt to raise more money so it can proceed with its business operations. If GeoTraq cannot raise the capital to proceed it may have to suspend operations until it has sufficient capital.

Risk Factors

An investment in GeoTraq's common stock involves a number of very significant risks. Prospective investors should refer to all the risk factors disclosed in GeoTraq's Form SB-2/A filed on April 4, 2007 and GeoTraq's Form 10-KSB filed on October 30, 2007 and GeoTraq's Form 10-K filed on November 21, 2011.

Financial Condition

As at July 31, 2014, GeoTraq had a cash balance of $87,389. As at July 31, 2014, management did not anticipate generating any revenue for the foreseeable future, and is entirely reliant on future funding. Based on the nature of GeoTraq's business, management anticipates incurring operating losses in the foreseeable future. Management bases this expectation, in part, on the fact that very few technology companies in the development stage ultimately develop, market, and successfully sell their products. GeoTraq's future financial results are also uncertain due to a number of factors, some of which are outside its control. These factors include, but are not limited to:

•

GeoTraq's ability to raise additional funding;

•

the competitive market for similar technology and the pricing of such technology;

•

the results of GeoTraq's proposed research and development on its Technology; and

•

GeoTraq's ability to find joint venture partners for the development of its Technology.

Due to GeoTraq's lack of operating history and present inability to generate revenues, GeoTraq's auditors have stated their opinion that there currently exists a substantial doubt about GeoTraq's ability to continue as a going concern. Even if GeoTraq's completes its proposed phases of its plan of operation, and it is successful in developing and marketing the Technology, GeoTraq will have to spend substantial funds on further research and development and marketing before it will know whether its plan of operation will be successful. All cash flows are generated in United States dollars.

Page - 37

Liquidity

GeoTraq's internal sources of liquidity have been loans made available to GeoTraq from management. Management has previously loaned GeoTraq services and rent. Though GeoTraq has no written arrangements with any of its directors or officers, GeoTraq expects that the directors or officers will continue to provide GeoTraq with internal sources of liquidity, if it is required, and consider settling debts through the issuance of equity.

Also, GeoTraq's external sources of liquidity will be private placements for equity and promissory notes that are convertible into equity.

Capital Resources

As of July 31, 2014, GeoTraq had total current assets of $90,939, consisting of cash and prepaid expenses, and total current liabilities of $7,750 - for a net working capital $83,189 (compared with a net working capital deficiency of $(32,532) as of July 31, 2013). The increase in working capital was primarily a result of raising $100,000 under a promissory note. The current assets consist of $87,389 in cash and $3,550 in prepaid expenses. The current liabilities consist of $7,750 in accounts payable and accrual liabilities.

There are no assurances that GeoTraq will be able to achieve further sales of its common stock or any other form of additional financing. If GeoTraq is unable to achieve the financing necessary to continue its plan of operations, then GeoTraq will not be able to continue its development of the Technology and its business will fail.

Cash Flow from Operating Activities

For the fiscal year ended July 31, 2014, the net cash provided by operating activities decreased to $15,342 compared with net cash provided by operating activities of $4,291 for the same period in the previous fiscal year. The increase in cash used in operating activities was due to the fact that there was limited operating activities in the prior year as well as a non-cash write-off of intellectual property in the prior year (see Results of Operations section below for more details).

Cash Flow from Investing Activities

Cash flow used in investing activities for the year ended July 31, 2014 was zero, as compared to zero for the year ended July 31, 2013.

Cash Flow from Financing Activities

Net cash flows provided by financing activities was $102,521 for the year ended July 31, 2014 as compared with cash flows used in financing activities of $4,300 for the previous year. The financing activities were composed of a promissory note of $100,000, the issuance of common shares of $2,500 and advances from related parties of $21.

Results of Operations for the Year Ended July 31, 2014

GeoTraq has had no operating revenues since its inception on July 13, 2005, through to July 31, 2014. GeoTraq's activities have been financed from the proceeds of share subscriptions and debt financings.

A summary of GeoTraq's results of operations for the years ended July 31, 2014 and July 31, 2013 with comparison to inception through to July 31, 2014 is as follows:

	Accumulated from July 13, 2005	For the Year Ended	For the Year Ended
	(Date of Inception) to July 31, 2014	July 31, 2014	July 31, 2013
	$	$	$
	(Audited)	(Audited)	(Audited)
Revenue	-	-	-

Expenses

Amortization of intellectual property	96,358	-	10,502
Development costs	171,930	-	-
Finance charges	706,054	305,800	-
Mineral property costs	45,358	-	-
Office and admin expenses	338,059	20,347	2,324
Impairment of intellectual property	105,642	-	73,859
Write-off of accounts payable	(24,203)	(15,146)	-

Net Loss	(1,439,198)	(311,001)	(86,685)

GeoTraq has not attained profitable operations and is dependent upon obtaining financing to pursue future acquisitions. For these reasons, there is substantial doubt that GeoTraq will be able to continue as a going concern.

Page - 38

Results of Operations for the Year Ended July 31, 2014 (continued)

Development Costs

Development costs include costs for software development and testing.

Finance Charges

Finance charges include the beneficial conversion features of convertible promissory note instruments.

Office and Administration Expenses

Office and other administration expenses includes office rent and professional expenses, which include legal, accounting and auditing expenses associated with GeoTraq's corporate organization, the preparation of GeoTraq's financial statements and GeoTraq's continuous disclosure filings with the Securities and Exchange Commission.

Off-Balance Sheet Arrangements

GeoTraq has no off-balance sheet arrangements including arrangements that would affect its liquidity, capital resources, market risk support and credit risk support or other benefits.

Material Commitments for Capital Expenditures

GeoTraq had no contingencies or long-term commitments as at July 31, 2014, aside from the $100,000 in convertible promissory notes discussed above as well as $60,000 in outstanding convertible promissory notes (plus a valuation allowance of $140,000 recorded on the financial statements with regards to the beneficial conversion features) from the prior financial year and $18,422 in convertible promissory notes (plus a valuation allowance of $165,800 recorded on the financial statements with regards to the beneficial conversion feature) that were converted from advances owing to a related party.

Tabular Disclosure of Contractual Obligations

GeoTraq is a smaller reporting company as defined by Rule 12b-2 of the Exchange Act and is not required to provide the information required under this item.

Overview and Anticipated Expenses

Management anticipates spending at least $200,000 on the development, marketing and sales of the Technology in the next 12 months.

Critical Accounting Policies

GeoTraq's financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles in the United States.

Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. These estimates and assumptions are affected by management's application of accounting policies. Management believes that understanding the basis and nature of the estimates and assumptions involved with the following aspects of GeoTraq's financial statements is critical to an understanding of GeoTraq's financial statements.

Income Taxes

Deferred income taxes are provided for tax effects of temporary differences between the tax basis of asset and liabilities and their reported amounts in the financial statements. GeoTraq uses the liability method to account for income taxes, which requires deferred taxes to be recorded at the statutory rate expected to being in effect when the taxes are paid. Valuation allowances are provided for a deferred tax asset when it is more likely than not, that such asset will not be realized.

Management evaluates tax positions taken or expected to be taken in a tax return. The evaluation of a tax position includes a determination of whether a tax position should be recognized in the financial statements and such a position should only be recognized if GeoTraq determines that it is more likely than not that the tax position will be sustained upon examination by the tax authorities, based upon the technical merits of the position. For those tax positions that should be recognized, the measurement of a tax position is determined as being the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement.

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Critical Accounting Policies (continued)

Use of Estimates

The preparation of financial statements in accordance with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses in the reporting period. GeoTraq regularly evaluates estimates and assumptions related to donated expenses, and deferred income tax asset valuations. GeoTraq bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by GeoTraq may differ materially and adversely from GeoTraq's estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Financial Instruments

The fair values of financial instruments, which include cash, accounts payable, accrued liabilities, and due to related parties were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments.

Stock Based Compensation

GeoTraq accounts for stock based compensation arrangements using a fair value method and records such expenses on a straight-line basis over the vesting period.

To date GeoTraq has not adopted a stock option plan and has not granted any stock options.

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Changes In and Disagreements With Accountants on Accounting and Financial Disclosure

Since inception on July 13, 2005, there were no disagreements with GeoTraq's accountants on any matter of accounting principle or practices, financial statement disclosure or auditing scope or procedure.  In addition, there were no reportable events as described in Item 304 of Regulation S-K that occurred within GeoTraq's three most recent fiscal years.

Directors, Executive Officers, Promoters and Control Persons

The directors named below will serve until the next annual meeting of the stockholders.  Thereafter, directors will be elected for one-year terms at the annual stockholders' meeting.  Officers will hold their positions at the discretion of the board of directors, absent any employment agreement, of which none currently exists or is contemplated.  There is no arrangement or understanding between the directors and officers and any other person pursuant to which any director or officer was to be selected as a director or officer.

The names, addresses, ages and positions of GeoTraq's officers and directors that held their positions during or since the fiscal year ended July 31, 2014 are set forth below:

Name and Address	Age	Positions

Gregg Sullivan 1200 Westlake Ave. N. #607 Seattle, Washington 98109	51	President, Chief Executive Officer, Chief Financial Officer, Treasurer, Corporate Secretary, and Director

Biographical information

Gregg Sullivan

Gregg Sullivan   Mr. Sullivan (51 years old) has been a director, and the President and Chief Executive Officer of GeoTraq since April 2014 and Chief Financial Officer since December 2014.  Mr. Sullivan is a high technology industry entrepreneur and technologist who has founded or co-founded over two dozen companies. He's a seasoned executive and financial adviser to entrepreneurs and early stage enterprises with extensive experience in start-up and entrepreneurial operations as well as operational experience in a diverse range of businesses.  Mr. Sullivan intends to devote approximately 100% of his business time to the affairs of GeoTraq.

Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our director. The board of directors has not established an audit committee and does not have an audit committee financial expert, nor has the Board established a nominating committee. The board of directors is of the opinion that such committees are not necessary since we are in an early development stage company and has only one director, and to date, such director has been performing the functions of such committees. Thus, there is a potential conflict of interest in that our director and officer has the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

Other than as described above, we are not aware of any other conflicts of interest of our executive officer and director.

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Audit Committee Financial Expert

GeoTraq has no financial expert on its board of directors.  Management believes the cost related to retaining a financial expert at this time is prohibitive.

Significant Employees and Consultants

GeoTraq has no significant employees other than the directors and officers of GeoTraq.

Family Relationships

There are no family relationships among the directors, executive officers or persons nominated or chosen by GeoTraq to become directors or executive officers.

Involvement in Certain Legal Proceedings

During the past ten years, none of GeoTraq's directors or officers has been:

•

a general partner or executive officer of any business against which any bankruptcy petition was filed, either at the time of the bankruptcy or two years prior to that time;

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convicted in a criminal proceeding or named subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

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subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

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subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity, or to be associated with persons engaged in any such activity;

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found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

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found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

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the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

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any Federal or State securities or commodities law or regulation; or

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any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

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any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

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the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to GeoTraq's Officers for all services rendered in all capacities to GeoTraq for the fiscal periods indicated.

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan ($)	Non-qualified Deferred Compensation Earnings ($)	All other compensation ($)	Total

Gregg Sullivan President,CEO, CFO, Director Mar 2014 - present	2013 2014	n/a nil	n/a nil	n/a nil	n/a nil	n/a nil	n/a nil	n/a nil	n/a nil
Gregory Gotvald COO Jul 2014 - Dec 2014	2013 2014	n/a nil	n/a nil	n/a nil	n/a nil	n/a nil	n/a nil	n/a nil	n/a nil
Judson Culter CFO Jun 2014 - Dec 2014	2013 2014	n/a nil	n/a nil	n/a nil	n/a nil	n/a nil	n/a nil	n/a nil	n/a nil
Belkis Jimenez Rivero CFO Jul 2005 - April 2014 President - CEO Sep 2011 – April 2014	2013 2014	nil nil	nil nil	nil nil	nil nil	nil nil	nil nil	nil nil	nil nil

Stock Option Grants

Since GeoTraq's inception, no stock options, stock appreciation rights, or long-term incentive plans have been granted, exercised or re-priced.

Employment Agreements

Currently, there are no arrangements between GeoTraq and any of its directors whereby such directors are compensated for any services provided as directors.

There are no employment agreements between GeoTraq and any named executive officer, and there are no employment agreements or other compensating plans or arrangements with regard to any named executive officer which provide for specific compensation in the event of resignation, retirement, other termination of employment or from a change of control of GeoTraq or from a change in a named executive officer's responsibilities following a change in control.

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the date of this prospectus, the number of shares of common stock owned of record and beneficially by executive officers, directors, and persons who hold 5% or more of the outstanding common stock of GeoTraq.

Title of Class	Name and Address of Beneficial Owner	Number of Shares Owned Beneficially	Percent of Class Owned Prior To This Offering (1)

shares of common stock	Gregory Sullivan 1200 Westlake Ave. N. #607 Seattle, Washington 98109	30,900,900	52.8%

shares of common stock	All executive officers and directors as a group	30,900,900	52.8%

(1)	The percent of class is based on 58,516,528 shares of common stock issued and outstanding as of July 31, 2014.

Each person listed above has full voting and investment power with respect to the shares indicated.  Under the rules of the Securities and Exchange Commission, a person (or a group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares power to vote or to direct the voting of such security.  Accordingly, more than one person may be deemed to be a beneficial owner of the same security.  A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase GeoTraq's common stock.

Transactions with Related Persons, Promoters and Certain Control Persons

(a)           Transactions with Related Persons

Since the beginning of GeoTraq's last fiscal year, no director, executive officer, security holder, or any immediate family of such director, executive officer, or security holder has had any direct or indirect material interest in any transaction or currently proposed transaction, which GeoTraq was or is to be a participant, that exceeded the lesser of (1) $120,000 or (2) one percent of the average of GeoTraq's total assets at year-end for the last three completed fiscal years, except for the following:

On March 1, 2014 GeoTraq issued 25,000,000 common shares at $0.0001 per share for gross proceeds of $2,500 to Gregg Sullivan, a director and officer of the Company.

As at July 31, 2015 GeoTraq has a promissory note payable of $18,422 (plus a valuation allowance of $165,800, or a total promissory note payable of $184,222) owing to Belkis Jimenez Rivero, a former director of the Company. The note is unsecured, payable on demand, and does not bear any interest. The note, or any part thereof, can be converted to one common share of the Company for each $0.01 outstanding in principal. At conversion, the maximum number of shares that will be issued is 1,842,200. The Company recorded a beneficial conversion feature of $165,800 resulting from these issuances as the conversion price was less than the market price as of July 31, 2014. See exhibit 3.5 - Rivero Note for more details.

(b)           Review, approval or ratification of transactions with related persons

Currently GeoTraq does not have any policies and procedures for the review, approval, or ratification of transactions with related persons.

(c)           Promoters and certain control persons

During the past five fiscal years, Robin Forshaw, Walter Stunder, Belkis Jimenez Rivero, Steven Cozine, and Gregg Sullivan have been promoters of GeoTraq's business, but none of these promoters have received anything of value from GeoTraq nor is any person entitled to receive anything of value from GeoTraq for services provided as a promoter of the business of GeoTraq.

(d)           Director independence

GeoTraq's board of directors currently consists of only Gregg Sullivan.  Pursuant to Item 407(a)(1)(ii) of Regulation S-K of the Securities Act, GeoTraq's board of directors has adopted the definition of "independent director" as set forth in Rule 4200(a)(15) of the NASDAQ Manual.  In summary, an "independent director" means a person other than an executive officer or employee of GeoTraq or any other individual having a relationship which, in the opinion of GeoTraq's board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and includes any director who accepted any compensation from GeoTraq in excess of $200,000 during any period of 12 consecutive months with the three past fiscal years.  Also, the ownership of GeoTraq's stock will not preclude a director from being independent.  In applying this definition, Mr. Sullivan does not qualify as an "independent director" pursuant to Rule 4200(a)(15) of the NASDAQ Manual. As of the date of the report, GeoTraq did not maintain a separately designated compensation or nominating committee.

GeoTraq has also adopted Item 407(a)(1)(ii) of Regulation S-K of the Securities Act for the definition of "independence" of the members of its Audit Committee.  Gregg Sullivan serves on GeoTraq's Audit Committee.  GeoTraq's board of directors has determined that Mr. Sullivan is "independent" for purposes of Rule 4200(a)(15) of the NASDAQ Manual, applicable to audit, compensation and nominating committee members, and are not "independent" for purposes of Section 10A(m)(3) of the Securities Exchange Act.

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Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling GeoTraq pursuant to provisions of the State of Nevada, GeoTraq has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

Dealer Prospectus Delivery Obligation

Until August 31, 2015, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Additional Information

GeoTraq filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, for the shares of its common stock. This prospectus does not contain all of the information in the registration statement nor the exhibits and schedule that were filed with the registration statement. For further information with respect to GeoTraq and its common stock, GeoTraq refers you to the registration statement and the exhibits and schedule that were filed with the registration statement. Also, statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and GeoTraq refers you to the full text of the contract or other document filed as an exhibit to the registration statement for a more complete description of the matter involved. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street, N.E. Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a website that contains reports, proxy and information statements, and other information regarding registrants, including Mobile, that file documents electronically with the SEC. The address of the website is www.sec.gov.

GeoTraq is subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and GeoTraq files with the SEC annual, quarterly, and current reports, proxy statements, and other information, which you may also read and copy.

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